Exhibit 10.13

*              Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

MANAGEMENT RIGHTS PURCHASE AGREEMENT

THIS MANAGEMENT RIGHTS PURCHASE AGREEMENT (“Agreement”), dated as of July 27, 2005, is by and among Parthenon Management Partners, LLC, a California limited liability company (the “Company”), Andrew A. Brooks, M.D. and Randhir S. Tuli, both residents of the State of California (each an “Owner” and, collectively, the “Owners”) (the Company and the Owners being, collectively, the “Sellers”) and SymbionARC Management Services, Inc., a Tennessee corporation (“Purchaser”).  The Company, Owners and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Symbion Ambulatory Resource Centres, Inc., a Tennessee corporation (“SARC”), joins herein solely for the purposes of manifesting its agreement with Article VIII hereof.

RECITALS:

WHEREAS, as of the date hereof, the Owners collectively own 100% of the outstanding membership interests of the Company; and

WHEREAS, the Owners are the holders of outstanding membership interests comprised of membership units of ownership (collectively, the “Ownership Interests”) in Specialty Surgical Centers, LLC, a California limited liability company (the “Beverly Hills LLC”), Specialty Surgical Center of Encino, LLC, a California limited liability company (the “Encino LLC”), Specialty Surgical Center of Irvine, LLC, a California limited liability company (the “Irvine LLC”), Specialty Surgical Center of Arcadia, LLC, a California limited liability company (the “Arcadia LLC”) and Specialty Surgical Center of Thousand Oaks, LLC, a California limited liability company (the “Thousand Oaks LLC”) (each an “LLC” and collectively, the “LLCs”); and

WHEREAS, the Beverly Hills LLC leases space for, owns the assets of, and operates an outpatient surgery center located at 9575 Brighton Way, Suite 100, Beverly Hills, CA 90210 (the “Brighton Center”) and owns a 99% general partner interest in Specialty Surgical Center of Beverly Hills, L.P., a California limited partnership (the “Wilshire Partnership”), which leases space for, owns the assets of, and operates an outpatient surgery center located at 8670 Wilshire Boulevard, Suite300, Beverly Hills, CA 90211 (the “Wilshire Center”);

WHEREAS, the Encino LLC owns a 99% general partner interest in Specialty Surgical Center of Encino, L.P., a California limited partnership (the “Encino Partnership”), which leases space for, owns the assets of, and operates an outpatient surgery center located at 16501 Ventura Boulevard, Suite 103, Encino, CA  91436 (the “Encino Center”);

WHEREAS, the Irvine LLC owns a 99% general partner interest in Specialty Surgical Center of Irvine, L.P., a California limited partnership (the “Irvine Partnership”), which leases space for, owns the assets of, and operates an outpatient surgery center located at 15825 Laguna Canyon Road, Suite 200, Irvine, CA 92618 (the “Irvine Center”);

WHEREAS, the Arcadia LLC owns a 99% general partner interest in Specialty Surgical Center of Arcadia, L.P., a California limited partnership (the “Arcadia Partnership”), which leases space for, owns the assets of, and operates an outpatient surgery center located at 51 North Fifth Avenue, Suite 101, Arcadia, CA 91006 (the “Arcadia Center”);

WHEREAS, the Thousand Oaks LLC intends to lease space for, own the assets of, and operate an outpatient surgery center located at 696 Hampshire Road, Thousand Oaks, CA 91361 (the “Thousand Oaks Center”);

WHEREAS, the Brighton Center, the Wilshire Center, the Encino Center, the Irvine Center, the Arcadia Center and the Thousand Oaks Center are referred to individually as a “Center” and, collectively, the “Centers”; and

WHEREAS, the Beverly Hills LLC and the Encino LLC are referred to individually as an “Existing Center LLC” and, together, as the “Existing Center LLCs”; and

WHEREAS, the Irvine LLC, the Arcadia LLC and the Thousand Oaks LLC are referred to individually as a “Developing Center LLC” and, collectively, as the “Developing Center LLCs”;

WHEREAS, in the case of each LLC that is a member of a Partnership, the Partnership of which the LLC is a Member is referred to hereinafter as that LLC’s “Applicable Partnership”;

WHEREAS, Affiliates of Purchaser have entered into a Purchase Agreement, of even date herewith (the “Membership Interest Purchase Agreement”), pursuant to which such Affiliates of Purchaser will acquire units of membership interest in each LLC (the “Ownership Interests”) from the members of each such LLC (including the Owners) and will acquire the right and option to acquire additional Ownership Interests from such members of each such LLC (including the Owners), all as further described in the Membership Interest Purchase Agreements; and

WHEREAS, in addition to the Ownership Interests, the Owners and the Company collectively own rights in and to those certain economic interests that entitle such Persons to receive consideration for and obligate such Persons to perform certain management responsibilities for each Center (collectively, the “Management Rights”) under Sections 5.6(a) and 5.6(b) of the Operating Agreement of the Beverly Hills LLC, Sections 5.6(a) and 6.4(b) of the Operating Agreement of the Encino LLC, Sections 5.7(a) and 6.2(f) of each the Operating Agreement of the Irvine LLC, the Operating Agreement of the Arcadia LLC and the Operating Agreement of the Thousand Oaks LLC;

WHEREAS, as a condition to the closing of the transactions contemplated by the Membership Interest Purchase Agreement, each LLC is required to terminate the Management Rights and in lieu thereof execute and deliver to one or more Affiliates of Purchaser identified on Schedule 1 hereto a Management Agreement substantially in the form of Exhibit 1.2 hereto (each a “Management Agreement”), pursuant to which such Affiliate(s) of Purchaser shall become entitled to receive consideration for and obligate such Affiliate(s) of Purchaser to perform certain management responsibilities for and on behalf of each Center from and after the date of the Closing (as defined in the Membership Interest Purchase Agreement); and

WHEREAS, in order to convey and assign the Management Rights so as to permit the Existing Center LLCs and Developing Center LLCs to cancel them and execute and deliver the Management Agreements, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, the Management Rights on the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and of the promises and mutual covenants contained herein, the Parties hereby agree as follows:

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I.  PURCHASE AND SALE OF MANAGEMENT RIGHTS

1.1.                              Purchase and Sale of Management Rights.  Subject to the terms and conditions hereof, in reliance upon the representations and warranties of the other Parties set forth herein, and in exchange for the payment of the Purchase Price hereunder and the other covenants and obligations set forth herein, at the Closing (as hereinafter defined), Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell, assign, transfer and deliver to Purchaser, the Management Rights.  The Management Rights being transferred hereunder do not include, and the Sellers shall retain, the right to any compensation earned, or rights to reimbursement of expenses thereunder with respect to all periods prior to the Closing.

1.2.                              Consideration.

(a)                                  Subject to the terms and conditions hereof, in reliance upon the representations and warranties of the Sellers set forth herein, and as consideration for the assignment of the Management Rights and the other covenants and obligations set forth herein, Purchaser agrees to tender to the  Sellers as the purchase price hereunder (I) FIVE MILLION EIGHT HUNDRED SIXTEEN THOUSAND DOLLARS ($5,816,000) (the “Initial Purchase Price”), and (II) the Deferred Payment (if any) with respect to each Center.  The Initial Purchase Price (less the (i) aggregate amount of “Individual Escrow Amounts” set forth on Exhibit A to the MIPA with respect to each Seller’s sale of the Management Rights and (ii) AH Escrow Amount defined below) shall be payable to the Sellers at the Closing.  The Deferred Payment with respect to any Center shall be paid to the Sellers at the end of the Payment Period (as defined in Consulting Agreement) for that Center.  All payments due hereunder shall be made in immediately available funds by electronic wire transfer to an account designated by the Sellers. No party will take any steps intended to delay collection of Fees.

(b)                                 From the Initial Purchase Price, an amount equal to THREE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND NO/100 DOLLARS ($333,333.00) (the “AH Escrow Amount”) shall be withheld from delivery to the Sellers and, instead, be delivered to the Escrow Agent in cash at Closing, by wire transfer of immediately available funds, pursuant to the Escrow Agreement substantially in the form of Exhibit 1.2(b) (the “Escrow Agreement”) attached to this Agreement and incorporated into this Agreement by reference. The Parties acknowledge and agree that the AH Escrow Amount represents that portion of the Initial Purchase Price that is consideration for the Management Rights of Sellers with respect to the Thousand Oaks Center.  If there shall have been a Successful Syndication of the Thousand Oaks LLC on or before December 31, 2005, then within ten (10) days after the Successful Syndication, the Purchaser shall instruct the Escrow Agent to distribute the AH Escrow Amount to the Sellers.  If there shall not have been a Successful Syndication of the Thousand Oaks LLC on or before December 31, 2005, then all of the AH Escrow Amount shall be returned to the Purchaser, and Purchaser shall have no obligation hereunder to acquire Management Rights with respect to the Thousand Oaks LLC and the Initial Purchase Price under Section 1.2(a) shall be deemed to have automatically been reduced by the amount of the AH Escrow Amount.  As used herein, “Successful Syndication” means the closing of the sale of not less than sixty percent (60%) of the membership interests in the Thousand Oaks LLC to not fewer than fifteen (15) suitable purchasers (for this purpose, individual physician members of a “Physician Entity” (as defined in the Operating Agreement of the Thousand Oaks LLC) who are anticipated to use the Thousand Oaks Center as an extension of their practices will each be counted as an individual purchaser), all of whom must be acceptable to the Purchaser in such Purchaser’s reasonable discretion.

(b)                                 Not later than the date described in Section 1.2(a), Purchaser shall calculate in good faith the amount of the Deferred Payment then due and deliver to the Sellers a statement (the

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“Statement”) setting forth such calculation in reasonable detail together with a check for the amount shown as due thereunder.  The Sellers shall be entitled to audit the books and records of the Manager and its affiliates upon which any Statement is based.  The Sellers shall pay all costs and expenses of the audit unless such examination shows an underpayment of at least ten percent (10%) or more of the total amount payable during the period covered by the audit, in which case the costs of the audit shall be paid by the Purchaser.  Any underpayment will bear interest at prime plus 2%, and the amount of such underpayment shall be paid by Purchaser within two (2) business days of its calculation.

(c)                                  As used herein,

(i)                                     “Deferred Payment” means (i) three and one-half (3.5) times the TTM Fees (defined below) with respect to an Existing Center LLC, or (ii) two and seventy two one-hundredths (2.72) times the TTM Fees with respect to a Developing Center LLC, such calculations being based for purposes hereof on the product of, in the case of Existing Center LLCs, seven (7.0), and in the case of Developing Center LLCs, six and eight-tenths (6.8), in all cases multiplied by the percentage of Fees required by the Consulting Agreement to be paid to Sellers as a “Consulting and Oversight Fee” (defined that term is defined in Section 2.1 of the Consulting Agreement); provided, however, in the event that a Repurchase Notice shall have been delivered in accordance with Section 1.4(f) of the Membership Interest Purchase Agreement and the election provided in Section 1.4(g)(2) of the Membership Interest Purchase Agreement shall have been made, then the Deferred Payment with respect to such Developing Center LLC shall instead equal the Management Agreement Termination Fee (as defined in such Section 1.4(f)) and provided further, however, that the Deferred Payment for any Center shall be zero in the event the Payment Period ends as a result of (i) a termination of the related Management Agreement in accordance with Section 1.4(g) of the Membership Interest Purchase Agreement or (ii) Manager (or its affiliates) ceasing to be the manager of that Center following the natural expiration of the term of the relevant Management Agreement.

(ii)                                  “Fees” means, with respect to a Center, all fees payable to Manager and its Affiliates, without any deductions whatsoever, under a Management Agreement (but not the amount of any expense reimbursements made under the Management Agreements).  No amendment or termination of any Management Agreement will affect the calculation of the Fees, which will continue to be calculated based on the terms of the Management Agreement in force on the date hereof unless otherwise consented in writing by the Sellers.

(iii)                               “TTM Fees” means, with respect to a Center, the Fees actually received by Purchaser and its Affiliates under and pursuant to a Management Agreement for the twelve calendar months ending with the month prior to the date on which the applicable payment is due (such date being the “Payment Term Ending Date”).

1.3.                              Assignment.  The sale, assignment, transfer and delivery of the Management Rights shall be made by each Seller’s execution and delivery at the Closing of an Assignment substantially in the form attached as Exhibit 1.3 hereto (the “Assignment”) and the delivery by each LLC (or its Applicable Partnership) of the executed Management Agreement. From and after the closing of the transactions contemplated by the Membership Interest Purchase Agreement, the Management Rights shall be cancelled and, thereafter, the Management Agreements shall supersede and replace the Management Rights.

1.4.                              No Assumption of Liabilities.  Purchaser shall not assume, at the Closing or otherwise, any liability of any Seller, and each Seller covenants and agrees to satisfy, when due, all of its liabilities, indebtedness and obligations.  Purchaser shall not be responsible, from and after the Closing or otherwise, for

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any other of the Sellers’ leases, contracts, liabilities, indebtedness or any other obligations incurred by a Seller, fixed or contingent, disclosed or undisclosed.

1.5.                              Closing.  The sale and purchase of the Management Rights and other activities provided for herein (the “Closing”) shall take place at Waller Lansden Dortch and Davis, PLLC, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, or at such other place as the Parties may agree upon, on the first business day following the satisfaction (or waiver) of all of the conditions to closing set forth in Articles VI and VII hereof (such date being the “Closing Date”), and the Closing shall be deemed effective at 12:01 a.m. on the Closing Date.

1.6.                              Interpretation.  In this Agreement, unless the context otherwise requires:

(a)                                  references to this Agreement are references to this Agreement and to the Schedules and Exhibits attached hereto;

(b)                                 references to Articles and Sections are references to articles and sections of this Agreement;

(c)                                  references to any Party to this Agreement shall include references to its respective successors and permitted assigns;

(d)                                 references to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal;

(e)                                  references to a person shall include references to any individual, company, body corporate, association, limited liability company, firm, joint venture, trust or governmental entity or agency;

(f)                                    the terms “hereof,” “herein,” “hereby” and derivative or similar words will refer to this entire Agreement;

(g)                                 references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the Parties from time to time;

(h)                                 the word “including” shall mean including without limitation;

(i)                                     each representation, warranty and covenant contained herein shall have independent significance and, if any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant, provided that indemnification for any such breach shall be only in accordance with and subject to the limitations of Article VIII hereof; and

(j)                                     in respect of a party, the term “Affiliate” shall mean any entity controlling, controlled by or under common control with such party.

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II.  REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in a Schedule called for hereunder (each of which shall refer to a specific section to which such Schedule shall apply), the Owners and the Company hereby jointly and severally represent and warrant to Purchaser as follows:

2.1.                              Authorization and Binding Effect of Owners.  The Company and each Owner has all necessary authority and power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken all action required to be taken to authorize the execution, delivery and performance of this Agreement.  This Agreement constitutes a valid and binding agreement or commitment against the Company and the Owners in accordance with its terms.  The execution of this Agreement by the Company and the Owners, the performance by the Company and the Owners of their obligations hereunder and the consummation of the transactions contemplated hereby by the Company and the Owners will not require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit termination of, or result in the creation or imposition of any lien upon any properties, assets or business of the Company or an Owner under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which any of them is a party or by which any of them of their respective assets or properties is bound or encumbered, except as indicated on Schedule 2.1 hereof.  No notice to, filing or registration with or authorization, consent or approval of any public body or governmental or regulatory authority is necessary for the consummation by the Company or the Owners of the transactions contemplated by this Agreement, except as indicated on Schedule 2.1 hereto.  Each Owner is a resident of the State of California.

2.2.                              Organization of the Company.  The Company is a limited liability company duly organized and validly existing in good standing under the laws of the State of California, has full power and authority to own and operate its property and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its property or business requires.

2.3.                              Capitalization.  The Owners own 100% of the issued and outstanding equity securities of the Company.

2.4.                              Representations Regarding the Management Rights.

(a)                                  The Management Rights are being transferred hereunder free and clear of any liens or claims, and upon amendment of the Operating Agreements, no person will have any further claim thereunder for periods following the Closing Date.  Attached hereto as Schedule 2.4(a) are state and local UCC searches on the Sellers and, except as disclosed thereon, the Sellers have good title to the Management Rights, free and clear of all liens, claims or encumbrances.  Schedule 2.4(a) reflects all security interests relating to the Management Rights in every place where security interests created or perfected by filing are legally required to be filed and include copies of all such financing statements.

(b)                                 Each Seller is in compliance with the terms and requirements of the Management Rights; no event or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with, is in a violation or breach of, or gives any party the right to declare a default on such Management Rights or exercise any remedy with respect thereto, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Management Right; no LLC or Applicable Partnership has given or received any written unresolved notice or other unresolved written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Management Right; and there is no litigation, arbitration, governmental claim, investigation or proceeding, pending or, to the knowledge of any Seller, threatened, against any Seller at law or in equity, before any court, arbitration tribunal or governmental

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agency, relating to any of the Management Rights, and no Seller knows of any facts on which claims may legitimately or reasonably be hereafter made against a Seller and relating to any of the Management Rights.

2.5.                              Calculation of Management Fees.  Each Seller acknowledges that the Initial Purchase Price for the Management Rights was determined by multiplying the revenues of the Sellers derived from the Management Rights in the Existing Center LLCs for the twelve month period ended December 31, 2004, times three and one-half (3.5), plus an additional one million dollars ($1,000,000) as consideration for the Management Rights in the Developing Center LLCs.  The revenues of the Sellers derived from the Management Rights during the twelve month periods ended December 31, 2003 and 2004 were $1,424,180.68 and $1,392,087.78 respectively.

2.6.                              Court Orders, Decrees and Compliance with Laws.  There is not outstanding or, to the Company’s or any Owners’ knowledge, threatened, any order, writ, injunction or decree or any court, governmental agency or arbitration tribunal against or affecting the Company, the Management Rights.  The Company is in compliance with all applicable federal, state and local laws, regulations and administrative orders, except where noncompliance therewith would not have an adverse effect on the Company or the Management Rights, and has received no unresolved notices of alleged violations thereof.  There are no proceedings against the Company and, to each Owners’ and the Company’s knowledge, no governmental authority is currently conducting an investigation and no such investigation or proceeding is being threatened.

2.7.                              No Finders or Brokers.  Neither the Company nor any Owner has engaged any finder or broker in connection with the transactions contemplated hereunder.

2.8                                 Licenses.  Except as set forth on Schedule 2.8, no licenses, permits or approvals have been needed and/or have been required by law for Sellers to exercise the Management Rights or to discharge the obligations associated therewith.

2.9                                 No Untrue or Inaccurate Representation or Warranty.  No representation or warranty by Owners or the Company set forth in this Agreement contains or will contain any untrue statement of fact, or omits or will omit to state a fact necessary to make the statements therein not misleading.

III.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company and the Owners as follows:

3.1.                              Organization and Standing.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority to conduct its business as now being conducted and is duly qualified to do business in each jurisdiction in which the nature of its property or business requires.

3.2.                              Authorization and Binding Effect.  Purchaser has all necessary authority and corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken all action required to be taken by or on the part of Purchaser to authorize the execution, delivery and performance of this Agreement.  This Agreement constitutes a valid and binding agreement enforceable against Purchaser in accordance with its terms.  The execution of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation of the transaction contemplated hereby by Purchaser will not require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit termination of, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or

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commitment or any order, judgment or decree to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound or encumbered, except as indicated on Schedule 3.2 hereof.  Assuming the accuracy of the representations in Section 2.2 hereof, no notice to, filing or registration with or authorization, consent or approval of any public body or governmental or regulatory authority is necessary for the consummation by Purchaser of the transaction contemplated by this Agreement, except as indicated on Schedule 3.2 hereto.

3.3.                              Ownership.  Purchaser is a wholly-owned direct or indirect subsidiary of SARC, which is a wholly owned subsidiary of Symbion, Inc., a Delaware corporation.

3.4.                              No Finders or Brokers.  Purchaser has not engaged any finder or broker in connection with the transactions contemplated hereunder.

3.5.                              No Untrue or Inaccurate Representation or Warranty.  No representation or warranty by Purchaser set forth in this Agreement contains or will contain any untrue statement of fact, or omits or will omit to state a fact necessary to make the statements therein not misleading.

IV.  COVENANTS OF PURCHASER

4.1                                 Best Efforts.  Purchaser hereby covenants and agrees to take all necessary corporate action and to use its reasonable best efforts to obtain all consents and approvals required to carry out the transactions contemplated herein and to satisfy the conditions specified herein. Between the date hereof and the Closing Date, Purchaser will use reasonable efforts to keep the representations and warranties contained in Article III hereof true and correct at and as of the Closing Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by Purchaser at the Closing shall have been satisfied

4.2.                              Notification of Certain Matters.  Until the Closing Date, Purchaser promptly advise the Sellers in writing of (i) any change or event that would cause any condition to closing in Article VI or VII to be unable to be satisfied, (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (iii) the existence of any matter arising or discovered which would have been required to be set forth or described in a disclosure schedule delivered pursuant to Article III of this Agreement.  Purchaser shall promptly notify the Sellers of any action, suit or proceeding that shall be instituted or threatened against Purchaser to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

V.  COVENANTS OF SELLERS

5.1.                              Best Efforts.  Each Owner and the Company shall take all necessary action and use reasonable best efforts to obtain all consents and approvals required to carry out the transactions contemplated herein and to satisfy the conditions specified herein.

5.2.                              Access and Information.  Between the date hereof and the Closing, the Sellers shall cooperate fully in the providing Purchaser full access to all records of the Centers and any Seller, and Owners shall confer on a regular and frequent basis with one or more representatives of Purchaser to report material operational matters of the Centers and to report the general status of ongoing operations of the Centers.  Owners shall notify Purchaser of any material adverse change in the financial position, earnings or business of the Company after the date hereof and prior to the Closing and any unexpected emergency or other unanticipated change in the business of the Company and of any governmental complaints, investigations or hearings or adjudicatory proceedings (or communications indicating that the

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same may be contemplated) or of any other matter which may be material to the Company and shall keep Purchaser reasonably informed of such events.

5.3.                              Conduct of Business.  Between the date hereof and the Closing Date, except as contemplated by the transactions completed by the Membership Interest Purchase Agreement and hereunder, or otherwise approved by Purchaser in its sole discretion, the Sellers shall conduct their business insofar as it is related to the Management Rights only in the ordinary course thereof consistent with past practice and use reasonable efforts to keep the representations and warranties contained in Article II hereof true and correct at and as of the Closing Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by the Sellers at the Closing shall have been satisfied.

5.4.                              Notification of Certain Matters.  Until the Closing Date, the Sellers shall promptly advise Purchaser in writing of (i) any change or event that would cause any condition to closing in Article VI or VII to be unable to be satisfied, (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) the existence of any matter arising or discovered which would have been required to be set forth or described in a disclosure schedule delivered pursuant to Article II of this Agreement.  Each Seller shall promptly notify Purchaser of any action, suit or proceeding that shall be instituted or threatened against such Seller to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

5.5.                              Exclusivity .  During the period from the date of this Agreement until its termination in accordance with Article IX hereof, each Owner and the Company shall not, and will cause each of its and their respective agents, employees, and affiliates to not, except as expressly contemplated herein, directly or indirectly, initiate, encourage, conduct or hold discussions with any corporation, partnership, person or other entity (other than Purchaser and its Affiliates) (a “Third Party”) concerning:

(a)                                  a purchase, affiliation, joint venture or lease of all, or a material part of, the Management Rights, the Company or any Center by a Third Party;

(b)                                 the management of any Center by a Third Party;

(c)                                  the transfer by any Seller of any of its ownership in the Company, the Management Rights or the Centers to a Third Party; or

(d)                                 the issuance by the Company of any debt, equity or hybrid securities.

If an Owner or the Company shall receive any unsolicited offer or correspondence relating to a transaction of the type described in this Section 5.5, such Owner or the Company, as the case may be, shall promptly notify Purchaser of any such transaction or negotiations and disclose the terms of any such proposal.

5.6.                              Acknowledgement of Reliance and Inducement.  The Sellers acknowledge and agree that their execution, delivery and performance of the Consulting Agreement, and specifically the covenants and obligations set forth in Article IV thereof, were a material inducement for the affiliates of Manager to enter into and to consummation the transactions contemplated by this Agreement and the MIPA, and Purchaser would not have entered into or consummated the transactions contemplated by this Agreement and the MIPA unless the Sellers had agreed to the provisions of Article IV of the Consulting Agreement.  This acknowledgement is not intended to imply or support any increased damages (beyond those

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specified herein and/or in the MIPA) for any breach of this Agreement, nor shall it be used for such purpose.

VI.  CONDITIONS TO CLOSING BY PURCHASER

Except as may be waived by Purchaser, the obligations of Purchaser to purchase the Management Rights and to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

6.1.                              Compliance.  All of the representations and warranties of the Company and Owners contained in Article II of this Agreement shall be true as of the date of this Agreement and as of the time of the Closing, except as would not individually or in the aggregate have a material adverse effect on the Company, the Business or the results of operations or financial condition of any Center and the Company and the Owners shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, except for noncompliance which would not individually or in the aggregate have a material adverse effect on the Company, the Business or the results of operations or financial condition of any Center.  Purchaser shall have been furnished a certificate dated the Closing Date and signed by an Owner or authorized representative of the Company to the foregoing effect.

6.2.                              Consents, Authorizations, Etc.  All necessary licenses, certifications, permits and approvals from federal, state and local governmental units for the transactions contemplated hereby shall have been issued to the Company in form and substance reasonably satisfactory to Purchaser.

6.3.                              No Action or Proceeding.  No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation of, or to seek damages in a material amount by reason of, the transactions contemplated hereby, and no governmental authority shall have asserted that these transactions constitute a violation of law or give rise to liability on the part of Purchaser or the Company.

6.4.                              Good Standing Certificate.  Owners shall have delivered to Purchaser a good standing certificate issued with respect to the Company, issued by the Secretary of State of the State of California, dated as of a date that is not more than 15 days prior to the Closing Date.

6.5.                              No Material Adverse Effect.  The operations of the Company shall have been conducted in the ordinary course of business, consistent with past practice, and from December 31, 2004 until the Closing, no event shall have occurred or have been threatened, which has or would have a material and adverse effect upon the operations of the Company, the Business or their respective prospects; and none of the Company and the Assets shall have sustained any loss or damage, whether or not insured, that affects materially and adversely the value of the Management Rights.

6.6                                 Membership Interest Purchase Agreement Closing.  The “Closing” under the Membership Interest Purchase Agreement shall have occurred.

6.7                                 Consulting Agreement.  The Purchaser shall have executed and delivered to the Company the Consulting Agreement, in the form attached hereto as Exhibit 6.7 (the “Consulting Agreement”).

6.8                                 Assignment Agreement.  Each Seller shall have delivered to the Purchaser a duly executed Assignment.

6.9                                 Closing Certificate.  At the Closing, Purchaser shall have received copies of the

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following, in each case certified as of the Closing Date by the managing members of the Company:

(a)                                  resolutions of the members of the Company authorizing the execution, delivery and performance of this Agreement and the other agreements that the Company is required to execute and deliver pursuant to the terms of this Agreement; and

(b)                                 the signature and incumbency of the managing members of the Company authorized to execute and deliver this Agreement and the other agreements and certificates that the Company is required to deliver on or before the Closing Date pursuant to this Agreement.

6.10.                        Opinion of Counsel.  Purchaser shall have received from counsel to Sellers an opinion in form and substance as set forth in Exhibit 6.10 attached to this Agreement, addressed to Purchaser and dated as of the Closing Date.

6.11.                        Waiver of Conditions.  Purchaser may waive any condition of this Article VI to the extent permitted by applicable law.  Such waiver shall not affect Purchaser’s remedies under this Agreement with respect to the waived condition, or otherwise.

VII.  CONDITIONS TO CLOSING BY THE COMPANY

Except as may be waived in writing by Owners and the Company, the obligations of the Company and the Owners to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

7.1.                              Compliance.  All of the representations and warranties made by Purchaser contained in Article III of this Agreement shall be true as of the date of this Agreement and as of the time of Closing, except as would not individually or in the aggregate have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement, and Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, except for noncompliance which would not individually or in the aggregate have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement.  The Sellers shall have been furnished with a certificate, dated the Closing Date, of a duly authorized officer of Purchaser to the foregoing effect.

7.2.                              Secretary’s Certificate.  At the Closing, the Sellers shall have received copies of the following, in each case certified as of the Closing Date by a Secretary or an Assistant Secretary of Purchaser:

(a)                                  resolutions of the board of directors of Purchaser’s authorizing the execution, delivery and performance of this Agreement and the other agreements that Purchaser is required to execute and deliver pursuant to the terms of this Agreement; and

(b)                                 the signature and incumbency of the officers of Purchaser authorized to execute and deliver this Agreement and the other agreements and certificates that Purchaser is required to deliver on or before the Closing Date pursuant to this Agreement.

7.3.                              Consent, Authorizations, Etc. All necessary consents, authorizations, licenses, certifications, permits and approvals from federal, state and local governmental units for the transactions contemplated hereby, and for continued operation of the Business as an ambulatory surgery center following the consummation of the transactions contemplated hereby, shall have been issued to the Company in form and substance reasonably satisfactory to Owners.

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7.4.                              No Action or Proceeding. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation of, or to seek damages in a material amount by reason of, the transactions contemplated hereby, and no governmental authority shall have asserted that these transactions constitute a violation of law or give rise to liability on the part of Owners.

7.5.                              Good Standing Certificate. Purchaser shall have delivered to Owners a good standing certificate issued with respect to Purchaser by the Secretary of the State of Tennessee.  Such good standing certificate shall be dated as of a date that is not more than 15 days prior to the Closing Date.

7.6.                              Membership Interest Purchase Agreement Closing.  The “Closing” under the Membership Interest Purchase Agreement shall have occurred.

7.7.                              Consulting Agreement.  The Company shall have executed and delivered to Purchaser the Consulting Agreement.

7.8.                              Purchase Price.  The Sellers shall have received the Initial Purchase Price (less the AH Escrow Amount) and the Escrow Agent shall have received the AH Escrow Amount.

7.9                                 Opinion of Counsel.  The Sellers shall have received from counsel to Purchaser an opinion in form and substance as set forth in Exhibit 7.9 attached to this Agreement, addressed to the Sellers and dated as of the Closing Date.

7.10.                        Waiver of Conditions.  Owners and the Company may waive any conditions of this Article VII to the extent permitted by applicable law.  Such waiver shall not affect Owners’ or the Company’s remedies under this Agreement with respect to the waived condition, or otherwise.

VIII.  INDEMNIFICATION

The Parties acknowledge and agree that the provisions of Article VIII of the MIPA shall govern and control all indemnification for breaches of the reps, warranties, and covenants contained herein.  Except for remedies of injunctive and provisional relief, if the Closing occurs, Article VIII of the MIPA shall be the sole and exclusive remedy for breach of, or inaccuracy in, any representation, warranty, or covenant contained herein, or otherwise in respect of the transactions contemplated hereby.

IX.  TERMINATION

9.1.                              Termination Events. This Agreement may be terminated and the transaction abandoned at any time prior to the Closing Date as follows:

(a)                                  By the mutual written consent of Purchasers and the Owners;

(b)                                 By the Owners (acting together) or Purchasers if the Closing has not occurred by August 31, 2005.

(c)                                  By Purchasers if there has been a material violation or breach of any of the Sellers’ covenants contained in this Agreement which has not been waived by Purchasers in writing;

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(d)                                 By the Owners, if there has been a material violation or breach of any of the Purchaser’s covenants contained in this Agreement which has not been waived by Owners in writing.

9.2.                              Notice of Termination.  In the event of such termination by either Purchaser or Owners pursuant to Section 9.1 hereof, written notice shall forthwith be given to the other party or parties hereto.

9.3.                              Consequences of Termination.  In the event this Agreement is terminated as provided in Section 9.1 above, (a) Purchaser shall deliver to Owners all documents (and copies thereof in its possession) concerning the Company previously delivered by Owners or the Company to Purchaser; and (b) none of the parties hereto nor any of their respective shareholders, directors, officers, agents or consultants shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages or otherwise, except for any intentional breach of any of the provisions of this Agreement.

X.  MISCELLANEOUS

10.1.                        Schedules and Other Instruments.  Each Schedule and Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full.

10.2.                        Additional Assurances.  The provisions of this Agreement shall be self-operative and shall not require further agreement by the Parties except as may be herein specifically provided to the contrary; provided, however, at the reasonable request and expense of a Party, the other Party or Parties shall execute such additional instruments and take such additional actions as the requesting Party may deem necessary to effectuate this Agreement.  In addition and from time to time after Closing, Owners and the Company shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Purchaser reasonably may request, to effectively convey and transfer full right, title and interest to, vest in, and place Purchaser in legal, equitable and actual possession of the Management Rights.  Owners and the Company shall also furnish Purchaser with such information and documents in that Party’s possession or under that Party’s control, or which Owners and the Company can execute or cause to be executed, as will enable Purchaser to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Management Rights. Additionally, each Party hereto shall cooperate with one another and use their respective reasonable efforts to have their respective present directors, officers and employees cooperate with one another on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to matters pertaining to all periods prior to Closing in respect of the items subject to this Agreement, provided that any Party hereto will reimburse the other Parties hereto for all costs and expenses incurred by the other Parties hereto in connection therewith.

10.3.                        Consented Assignment.  Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of the other Party thereto would constitute a breach thereof or in any material way affect the rights of Owners and the Company, as appropriate, thereunder, unless such consent is obtained.  If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect the rights thereunder of Owners and the Company so that Purchaser would not in fact receive all such rights, the Parties shall cooperate in any reasonable arrangement designed to provide for the Parties the benefits under any such claim, right, contract, license, lease, commitment, sales order or purchase order, including, without limitation, enforcement of any and all rights of Owners and the Company, against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

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10.4.                        Legal Fees and Costs.  In the event a Party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing Party will be entitled to recover such legal expenses, including, without limitation, reasonable attorney’s fees, costs and necessary disbursements at all court levels, in addition to any other relief to which such Party shall be entitled.

10.5.                        Choice of Law and Venue.  The Parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflicts of law provisions. The Parties hereto hereby designate all courts of record sitting in Los Angeles County, California, both state and federal, as the exclusive forums where any action, suit or proceeding in respect of or arising out of this Agreement, or the transactions contemplated by this Agreement shall be prosecuted as to all Parties, their successors and assigns, and by the foregoing designations the Parties hereto consent to the exclusive jurisdiction and venue of such courts.

10.6.                        Benefit/Assignment.  Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns; provided, however, that no Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, further, however, that any Party may, without the prior written consent of the other Party, assign its rights and delegate its duties hereunder to one or more of its affiliates as long as such assignment will not relieve the assigning Party of its obligations hereunder. This Agreement is intended solely for the benefit of the Parties hereto and is not intended to, and shall not, create any enforceable third party beneficiary rights.

10.7.                        Cost of Transaction.  Except as otherwise provided herein, whether or not the transactions contemplated hereby shall be consummated, the Parties agree as follows:  (i) Owners and the Company will pay the fees, expenses, and disbursements of Owners and the Company and their agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii) Purchaser shall pay the fees, expenses and disbursements of Purchaser and its agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto.

10.8.                        Confidentiality.

(a)                                  The information, documents and instruments delivered to Purchaser by Owners and the Company or their agents and the information, documents and instruments delivered to Owners and the Company by Purchaser or its respective agents are of a confidential and proprietary nature.  Each of the Parties hereto agrees that both prior and subsequent to the Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by each of the other Parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and will only disclose such information, documents and instruments to its duly authorized officers, directors, representatives and agents.  Each of the Parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other Party to this Agreement.  Each of the Parties hereto recognizes that any breach of this Section would result in irreparable harm to the other Parties to this Agreement and their affiliates and that therefore each of them shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies.  Nothing in this Section 10.8, however, shall prohibit the use of such confidential information, documents or information for such governmental filings as in the reasonable opinion of Owners’ counsel or Purchaser’s counsel are required by law or governmental regulations, provided that reasonable notice is provided to the other Parties.

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(b)                                 The Parties hereto agree that the terms and conditions of this Agreement, and all other agreements and instruments executed and delivered by the respective Parties in connection with this Agreement (the “Transaction Documents”) shall remain confidential.  Neither Purchaser nor Owners and the Company nor their respective agents and representatives shall distribute the Transaction Documents or any drafts thereof, or any part thereof, to any third party unless required by law to do so or in connection with the required approvals by the LLCs.

10.9.                        Public Announcements.  The Sellers agree that they shall not release, publish or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of the other Party, except for information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated or required in connection with securities and other laws.

10.10.                  Waiver of Breach.  The waiver by any Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

10.11.                  Notice.  Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given upon receipt or refusal to accept receipt when delivered personally, upon facsimile (if the sending facsimile machine prints confirmation of receipt by the receiving machine and notice is given by other means permitted by this Section within one business day thereafter) or the next Business Day when sent by overnight courier, with delivery prepaid thereon and overnight delivery specified, or five days after being deposited in the United States mail, with postage prepaid thereon, or certified or registered mail, return receipt requested, addressed as follows:

Sellers:	To the addresses set forth on the signature page.

With a simultaneous	Sheppard, Mullin, Richter & Hampton LLP
copy to:	333 South Hope Street, 48th Floor
Los Angeles, California 90071
Attention: Lawrence M. Braun

and to	Guth | Christopher LLP
10866 Wilshire Blvd, Suite 1250
Los Angeles, California 90024
Attention: Theodore E. Guth

Purchaser or SARC:	c/o Symbion, Inc.
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
Attention: President

With a simultaneous	Waller Lansden Dortch & Davis, PLLC
copy to:	511 Union Street, Suite 2700
Nashville, Tennessee 37219-1760
Attention: Joseph A. Sowell, III, Esq.

or to such other address, and to the attention of such other person or officer as any Party may designate, with copies thereof to the respective counsel thereof as notified by such Party.

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10.12.                  Severability.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

10.13.                  Gender and Number.  Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

10.14.                  Divisions and Headings.  The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

10.15.                  Survival.  All of the covenants and agreements made by the Parties in this Agreement or pursuant hereto in any certificate, instrument or document which are to be performed after closing shall survive the consummation of the transactions described herein and shall not be deemed merged into any instruments or agreements delivered at Closing or thereafter, and no other covenants and agreements shall survive the Closing but shall be deemed merge into any instruments or agreements delivered at Closing.

10.16.                  Entire Agreement/Amendment.  This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the Parties respecting the within subject matter and no Party shall be entitled to benefits other than those specified herein.  As between or among the Parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect.  The Parties specifically acknowledge that in entering into and executing this Agreement, the Parties rely solely upon the representations and agreements contained in this Agreement and no others.  All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all Parties hereto.  This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

10.17.                  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS.  EACH PARTY HERETO ACKNOWLEDGES THAT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHTS TO DEMAND TRIAL BY JURY.

10.18.                  Tax Advice and Reliance.  Except as expressly provided in this Agreement, none of the Parties (nor any of the Parties’ respective counsel, accountants or other representatives) has made or is making any representations to any other Party (or to any other Party’s counsel, accountants or other representatives) concerning the consequences of the transactions contemplated hereby under applicable tax laws. Each Party has relied solely upon the tax advice of its own employees or of representatives engaged by such Party and not on any such advice provided by any other Party hereto.

10.19.                  No Rescission.  No Party shall be entitled to rescind the transactions contemplated hereby by virtue of any failure of any Party’s representations and warranties herein to have been true or any failure by any Party to perform its obligations hereunder.

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10.20.                  Counterparts.  This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, each of which shall be enforceable against the Parties executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PARTHENON MANAGEMENT PARTNERS, LLC

By:	/s/ Randhir S. Tuli

Title:	Managing Member

/s/ Andrew A. Brooks, M.D.
Andrew A. Brooks, M.D.

14159 Beresford Dr.
Beverly Hills, California 90210

Address for Notices

/s/ Randhir S. Tuli
Randhir S. Tuli

19248 Allandale Dr.
Tarzana, California 91356

Address for Notices

SYMBIONARC MANAGEMENT SERVICES, INC.

By:	/s/ William Webb

Title:	Chief Development Officer and Senior Vice President

The undersigned joins herein solely for the purposes of Article VIII hereof.

SYMBION AMBULATORY RESOURCE CENTRES, INC.

By:	/s/ William Webb

Name:	William Webb

Title:	Chief Development Officer and Senior Vice President

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EXHIBIT 1.2

Form of Management Agreement

(Attached as Exhibit 6.9A to the Purchase Agreement)

EXHIBIT 6.9A

FORM OF MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of the          day of                           , 2005, by and between SYMBIONARC MANAGEMENT SERVICES, INC., a Tennessee corporation (the “Manager”), and [[1]], a California limited liability company (the “Owner”).

RECITALS:

WHEREAS, Owner owns and operates, directly or through a partnership of which it is the general partner, the ambulatory surgery center(s) located at the address identified on Schedule A hereto (the “Center”).

WHEREAS, the Manager has certain expertise in the management of ambulatory surgery centers; and

WHEREAS, the Owner and Manager each desire that the Owner engage the Manager to assist with the management of the Center and to provide certain non-medical services to the Center, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into this Agreement as an integral part hereof and not as mere recitals hereto, and of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

I.                                         GENERAL

1.1.                              As of the Effective Date, as defined in Section 2.1 below, the Owner hereby retains the Manager as the sole and exclusive manager of the Center, for the purpose of rendering management, administration and purchasing services and support, and other management support needed for the operation of the Center on the basis hereafter set forth, subject to the written policies established by the Owner, which policies shall be consistent with applicable state and federal law, and subject to the terms, conditions, authorizations and limitations set forth in this Agreement.

1.2.                              The Manager shall perform all of the services described in Article III and Article IV hereof for the account of and as agent of the Owner. All such services shall be rendered using the Manager’s commercially reasonable efforts and subject to the control of the Owner, which shall have final authority in all matters relating to the Center’s operations.

1.3.                              For the term hereof, the Owner hereby irrevocably appoints the Manager to be the Owner’s attorney-in-fact with full power on the Owner’s behalf and in its name, or in the name of the Center, to enter into any and all contracts relating to the affairs of the Center so long as such contracts are not with affiliates of Manager, unless otherwise permitted under that certain Amended and Restated Operating Agreement of the Owner, effective as of the date hereof. The Manager may incur, in the name of the Owner or Center, any obligation for repairs, equipment, additions or betterments to the Center, as the Manager reasonably deems necessary. The Owner agrees to execute a limited power of attorney and/or any other instrument reasonably requested by the Manager to evidence such appointment.

1.4                                 The Owner operates a licensed surgical facility and shall have all authority to act in accordance with applicable law. The Manager shall have no authority whatsoever with respect to the actual rendition of surgical and/or other medical and professional services at the Center.

1.5.                              The parties hereby acknowledge and agree that no benefits to the parties hereunder require or are in any way contingent upon the admission, recommendation, referral or any other arrangement for the provision of any item or service offered by the Owner or any of its affiliates, to any patients of the Center, or the Owner’s employees or agents. The Manager shall neither have nor exercise any control or direction over the number, type, or recipient of patient referrals made by physicians, and nothing in this Agreement shall be construed as directing or influencing such referrals. None of the Manager’s activities contemplated under this Agreement or otherwise shall constitute obligations of the Manager to generate patient flow or business to the Center. Further, there is absolutely no intent for the Manager in any manner to be compensated to generate patients for the Center. Rather, the Owner has engaged the Manager to manage the business aspects of the Center in order to enable the Owner to focus on delivering the highest quality of patient care.

II.                                     TERM AND TERMINATION

2.1.                              The term of this Agreement shall commence as of the date first above written (the “Effective Date”), and unless this Agreement is earlier terminated pursuant to the provisions hereof, shall continue for a term of the greater of: (i) fifteen (15) years, (ii) until any loans made by the Manager or an affiliate of the Manager to the Owner have been paid, or (iii) until any liability of the Manager or an affiliate of the Manager for any debt or obligation of the Owner has been released. This Agreement shall automatically renew for two (2) additional terms of five (5) years each, unless one party gives the other party one hundred eighty (180) days’ prior written notice of termination before the expiration of the then- current term. Nothing herein shall require the Manager or any affiliate of the Manager to loan money to the Owner or otherwise become liable for any debt or obligation of the Owner.

2.2.                              The Owner shall have the right to terminate this Agreement upon the Manager’s material breach of this Agreement. In the event termination is for an alleged material breach by the Manager, the Owner shall provide the Manager written notice of such material breach. Such notice shall describe in reasonable detail the basis upon which the Owner believes such termination is justified and a suggested method for curing such breach. Upon receipt of such notice, the Manager shall have sixty (60) days during which to attempt to cure the material breach under this Agreement, and upon such cure being effected, the Owner’s right to terminate shall cease and this Agreement will continue in full force and effect. Furthermore, if upon expiration of such cure period the Manager is still diligently pursuing effectuation of such cure, or if the Manager has diligently attempted to effect such a cure within such cure period but cannot complete such cure because of the failure of a third party (such as a governmental agency) to act within such period, then the Manager shall have a reasonable time (not to exceed in any event an additional 180 days) beyond such cure period to complete its cure of the alleged basis for the Owner’s election to terminate. Failure of the Owner to deliver a notice of termination of breach pursuant to this Section 2.2 shall not relieve the Manager of any liability on account of the breach.

2.3.                              The Manager shall have the right to terminate this Agreement upon the Owner’s material breach of this Agreement. In the event termination is for an alleged material breach by the Owner, the Manager shall provide the Owner written notice of such alleged material breach. Such notice shall describe in detail the basis upon which the Manager believes such termination is justified and a suggested method for curing such breach. Upon receipt of such notice, the Owner shall have the applicable cure period listed below during which to attempt to cure any alleged default under this Agreement, and upon such cure being effected, the Manager’s right to terminate shall cease and this Agreement will continue in full force and effect. The cure periods for a breach of this Agreement shall be as follows: (i) ten (10) days for the failure of the Owner to pay money hereunder, (ii) thirty (30) days in the event that the Owner’s breach materially and adversely affects patient safety and quality of care, and (iii) ninety (90) days for all other breaches. Furthermore, if upon expiration of the applicable cure period the Owner is still diligently pursuing effectuation of such cure, or if the Owner has diligently attempted to effect such a cure within such cure period but cannot complete such cure because of the failure of a third party (such as a governmental agency) to act within such period, then the Owner shall have a reasonable time beyond such cure period to complete its cure of the alleged basis for the Manager’s election to terminate; provided, however, that this extension of the applicable cure period shall only apply with respect to the breaches described in items (ii) and (iii) directly above. Notwithstanding the foregoing, the Manager shall have the right to suspend the provision of services under this Agreement in the event that the Owner fails to pay any of the compensation payable pursuant to Article V as and when due. The Manager shall also have the right to terminate this Agreement by giving written notice to the Owner if: (w) the Owner is suspended or prohibited from participating in the Medicare or Medicaid programs or is excluded from entering into health care provider agreements with any material portion of the managed care or health care insurance industry and such suspension, prohibition or exclusion is not rescinded within thirty (30) days following the commencement thereof, (x) the Owner allows any physician to be or remain on the Center’s medical staff who does not comply or no longer complies with the requirements for membership on such medical staff, (y) the Owner dissolves or liquidates, or (z) the Owner fails to pay any money owed under any other arrangement between the Manager and Owner or between the Owner and any third party.

2.4.                             If either party shall appoint or consent to the appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition seeking reorganization or arrangements with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating such party bankrupt or insolvent, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days, then, in case of any such event, the term of this Agreement shall terminate, at the option of the other party, upon written notice to the first party.

2.5.                             Upon termination of this Agreement, the Owner shall owe to the Manager the full amount of any fees owing pursuant to the terms hereof, up through and including the date of termination, and any sums of money owed by the Owner to the Manager shall be paid immediately, prorated through the termination date. Upon termination hereof, the Manager’s obligations to perform services hereunder shall completely cease; provided, however, that the Owner and Manager shall perform such matters as are necessary to wind up their activities under this Agreement in an orderly manner. Each party shall have the right to pursue legal or equitable relief, as may be available depending upon the circumstances of the termination.

III.                                 MANAGEMENT SERVICES

3.1.                             Subject to the provisions of this Agreement, the Manager shall during the term hereof provide the following services and assistance to the Owner in connection with the operation of the Center:

(a)           Assisting the Owner to maintain the accreditation of the Center (if the Center is accredited) with the proper agencies and insurance companies, including JCAHO or AAAHC;

(b)           Hiring and providing certain non-physician personnel to perform services at the Center, including the administrator of the Center, all as further described below in Section 3.2;

(c)           Negotiating reimbursement and fee payment methods, in coordination with the Owner, with the appropriate third party payors and state and federal agencies;

(d)           Establishing staffing schedules, wage structures and personnel policies for all non-physician personnel;

(e)           Recommending to the Owner patient charges for services provided by the Center;

(f)            Assisting Owner in developing operating policies and procedures, and providing standard operating manuals for operating and procedure rooms, provided Owner shall have final authority to adopt and implement same;

(g)           Providing standard formats for all charts, invoices, and other forms used in the operation of the Center;

(h)           Assisting the Owner in the Owner’s purchase, lease or disposition of all supplies and equipment including information systems hardware and software used in the operation of the Center;

(i)            Directing the day-to-day non-medical operations of the Center to ensure the operations are conducted in a businesslike manner;

(j)            Performing all non-medical oversight responsibilities for the Owner;

(k)           Assisting the Owner in the Owner’s negotiation or retention of contractual relationships for anesthesia services, radiology services, and pathology services, as appropriate; and

(l)            Assisting the Center to operate in compliance with all laws and assisting the Center and Owner to develop a comprehensive compliance policy and implement same.

3.2.                             The Manager shall furnish to the Owner the services of all personnel reasonably necessary for the effective operation of the Center, other than: (i) physicians and (ii) any and all allied health professionals determined by the Manager and the Owner to be most properly employed or contracted by the Owner for purposes of payor requirements or applicable provisions of law. Consistent with applicable laws, the Manager shall make all hiring, retention, and termination decisions, determine compensation and staffing levels, individual work hours, personnel policies, employee benefit programs, and the terms, conditions, obligations and privileges of employment or retention for all personnel who are employed or retained by the Manager and who provide services to the Owner. With respect to any and all clinical personnel (meaning the personnel referenced in items (i) and (ii) above) (collectively the “Clinical Personnel”) providing services to, through or on behalf of the Owner, the Owner shall make all hiring, retention, and termination decisions, determine compensation and staffing levels, individual work hours, personnel policies, employee benefit programs, and the terms, conditions, obligations and privileges of employment or retention of such Clinical Personnel. Furthermore, the Owner shall have the right and obligation to direct and supervise the delivery of clinical assistance (if any) by any personnel furnished by the Manager. To the extent (if any) that an employee of the Manager assists any Clinical Personnel in performing clinical functions, such employee of the Manager shall be subject to the professional direction and supervision of such Clinical Personnel with respect to such assistance only, and in his or her performance of such clinical functions, shall not be subject to any direction or control by the Manager, except as may be specifically authorized by the Owner. However, the preceding sentence does not in any way create an employment relationship between the Owner and the Manager’s employee and does not in any way modify the employment relationship between the Manager and such employee. The Owner shall be solely responsible for the payment of its Clinical Personnel’s compensation and benefits (if any), any applicable payroll taxes and all other taxes and charges now or hereafter applicable to them.

IV.                                ACCOUNTING AND BOOKKEEPING SERVICES

4.1.                             The Manager agrees to perform the following accounting and bookkeeping services for the Owner in the operation of the Center:

(a)           Receive for and deposit in a bank account (the “Center Account”) as directed by the Owner, separate from any monies of the Manager, all funds received from the operation of the Center and supervise the disbursement of such funds for the operation of the Center. The Center Account shall be in the Owner’s name and sole custody without the Manager having the right to draft checks on such account. The Owner and Manager will ensure that the Center Account is managed in accordance with applicable law regarding the assignment and reassignment of Medicare accounts receivable. In addition, the Manager, through its on-site billing personnel, shall prepare bills for the Owner, with all billing in the name of and on behalf of the Owner;

(b)           Maintain the books of account, including all journals and ledgers, check register and payroll records;

(c)           Post all patient and other charges, including necessary analysis and corrections;

(d)           Establish billing, receivables, credit and collection policies and procedures and oversee such activity;

(e)           Process vendors’ invoices and other accounts payable; prepare cheeks for such payables and obtain the signature of the Owner’s authorized representatives;

(f)            Prepare or contract for processing payroll checks from time sheet summaries prepared under the Manager’s supervision including applicable tax deposits;

(g)           Contract for preparation of the Owner’s tax returns provided that the fees paid to independent accountants will be the responsibility of the Owner;

(h)           Prepare monthly bank reconciliations;

(i)            Prepare monthly and annual financial statements, including without limitation, unaudited balance sheet, profit and loss statements and statement of cash flow, the format of which shall be compatible with the information systems of the Owner;

(j)            Conduct meetings, no less than quarterly, or as otherwise necessary with the Owner’s personnel, either telephonically or on-site as required; and

(k)           Respond to patient complaints.

V.                                    FEE FOR SERVICES

5.1.                             Commencing upon the Effective Date of this Agreement, for each month during which the Manager renders services in accordance herewith, the Owner shall pay the Manager for such services a fee of [      ] percent ([      ]%) [Note: for Irvine, Arcadia and AH/TO, this will be: “a fee equal to the greater of (a) * percent (*%) of Net Revenues (as hereinafter defined), and (b) $*; for Beverly Hills it’s *%; for Encino it’s *%] of Net Revenues (as hereinafter defined), payable monthly (the “Accrued Fee”); provided, however, for purposes of the monthly payment of fees under this Article V, in no event will actual fees paid to Manager in any month exceed [      ] percent ([      ]%) [Note, this

will be identical to the percentage used above.] of actual cash receipts in such month (the “Cash Payment”). In addition, upon termination of this Agreement, Owner shall pay Manager an amount equal to the difference between the Accrued Fees less the Cash Payment calculated over the term of this Agreement. “Net Revenues” shall mean all of the gross revenues of the Owner calculated in accordance with GAAP (as hereinafter defined), less contractual adjustments and bad debt adjustments. “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time, applied consistently by the Owner throughout the periods involved. A partial month will be prorated based on a thirty (30) day period. On or before the tenth (10th) day of each calendar month, the Owner shall deliver to the Manager the fee owed for the immediately preceding calendar month. In the event of the termination or expiration of this Agreement, the Manager shall be paid all earned and accrued compensation provided for hereunder. Notwithstanding the foregoing, contractual adjustments and had debt allowance shall be evaluated no less than monthly based on actual experience to be applied to the current period with respect to determining Manager’s fee.

5.2.                              The Manager shall be reimbursed on a monthly basis for its direct expenses reasonably incurred for the benefit of Owner in connection with the management of the Center (it being agreed that where such expenses are also attributable to other operations of the Manager unrelated to the Owner or the Center, they shall be allocated among all such operations in a reasonable manner), including (i) legal fees, consulting, and other professional fees incurred on behalf of the Owner, (ii) the cost of all of the Manager’s personnel who are on site at the Center and furnish day to day services to the Owner, (iii) the cost of the Manager’s personnel who are not onsite, not regularly assigned to provide services to the Owner and who provide specialized services (e.g. off-site billing and coding consulting) to the Owner, and (iv) fees related to monthly closing processes and reporting services provided to the Owner by Manager’s Nashville-based closing team, and (v) other direct expenses incurred on behalf of the Owner; including any of Manager’s out-of-pocket expenses of Manager’s personnel who provide services of benefit to the Owner but who are not on-site at the Center full-time incurred in connection with its management of the Center, such as, without limitation, travel expenses such as transportation, meals, hotels, Manager’s entertainment expenses (not salary) related to Manager’s in-market personnel who are performing services for purposes of developing the Center, etc. Subject to the applicable provisions above, reimbursement shall not include salary and benefits of Manager’s visiting personnel assigned to oversee the Center’s operations. Any reimbursable expenses and unpaid fees due to matters outside the control of Manager or its affiliate (e.g., financial or operating results, payor problems, reimbursement rates, etc.) shall accrue interest at the lesser of eight (8%) percent per annum or the highest rate allowed by law.

5.3.                              Owner acknowledges that, pursuant to a Consulting Agreement, of even date herewith (the “Consulting Agreement”) among Manager and the prior “Managing Members” of the Owner (the “Consultants”), the Consultants are entitled to receive a portion of the fees described under Section 5.1 as consideration for certain services performed by the Consultants for the benefit of the Owner and the Center, under the terms and conditions set forth in the Consulting Agreement. At the request of the Manager (revocable at any time), Owner shall remit directly to the Consultants that portion of the fees under Section 5.1 to which the Consultants are entitled (as calculated by the Manager) pursuant to the Consulting Agreement, and the fees payable to the Manager shall be reduced by the amount paid directly to the Consultants. In no event shall Owner be required to pay in excess of the amount set forth in Section 5.1.

VI.                                INSURANCE

6.1.                              During the term of this Agreement, the Owner and the Manager shall, at the Owner’s sole cost and expense, obtain and maintain with commercial carriers reasonably acceptable to the Manager (the Owner’s carriers are hereby deemed acceptable to Manager) the following insurance coverage:

(a)           appropriate workers’ compensation coverage for all personnel who are working at the Center and who are employed by either the Owner or the Manager; and

(b)           professional, casualty and comprehensive general liability insurance covering the Owner and personnel working at the Center in such amounts, on such basis and upon such terms and conditions as the Owner and the Manager deem appropriate; and

(c)           casualty and comprehensive general liability insurance which shall insure against loss of or physical damage to the Center and the furniture, fixtures and equipment therein, under standard all-risk coverage (including but not limited to fire, smoke, lightening, wind storm, explosion, vehicle damage, riot, civil commotion, vandalism and malicious mischief) and shall also include damage due to flood and earthquake unless waived by the Manager.

6.2.                             The Manager shall be named an additional insured under all insurance policies procured by the Owner hereunder. The right of the Manager to invoke the protection of such policies shall be severable from and independent of the Owner’s rights, and these policies shall not be terminable or non-renewable except upon thirty (30) days’ written notice to the Manager. No later than thirty (30) days following the execution of this Agreement and thirty (30) days following the end of each policy year, the Owner shall give to the Manager a copy of the endorsements naming the Manager an additional insured. Such insurance policies shall contain endorsements which reflect the primary liability of the Owner’s insurance carrier for all covered losses provided for herein, notwithstanding any insurance which may be maintained by the Manager or any affiliate of the Manager. The Owner hereby waives any right of contribution with respect to the loss covered under such policies (or with respect to deductibles thereunder) against the Manager or any of the Manager’s insurance carriers.

VII.                            DUTIES AND RESPONSIBILITIES OF THE OWNER

7.1.                             The Owner shall operate the Center on a full-time basis and, in conjunction with the medical staff, shall be responsible for the medical care of the patients of the Center and shall provide professional medical services to such patients in a manner that is in accordance with the prevailing standards and practices in the community and in compliance with all applicable laws and regulations. The Owner shall establish clinical standards and oversee the performance of such standards.

7.2.                             The Owner shall admit physicians (the “Medical Staff Physicians”) to the medical staff of the Center to render the surgical and other medical services at the Center. The Owner shall ensure that each such Medical Staff Physician shall maintain: (i) an unrestricted license to practice medicine in the State of California, (ii) good standing with the medical board of the State of California, (iii) a Federal Drug Enforcement Administration certificate, (iv) a State of California controlled dangerous substance certificate without restrictions, (v) such hospital medical staff memberships and clinical privileges appropriate to his or her specialty, as determined by the Owner and sufficient to meet the requirements of payors, (vi) his or her skills through continuing education and training, (vii) professional liability insurance for his or her specialty in such amounts as agreed upon by the Manager and the Owner from time to time, and (viii) such other requirements as are reasonably requested by the Center of its medical staff.

7.3.                             The Owner, with the assistance of the Manager, may recruit members to the medical staff of the Center and will carry out such administrative functions as may be appropriate for such recruitment, including advertising for and identifying potential candidates, examining and investigating the credentials of such potential candidates, arranging interviews with such potential candidates, and interviewing and making the ultimate decision as to whether to admit such individual to the medical staff of the Center. Any expenses incurred in the recruitment of medical staff to the Center shall be expenses of the Owner.

7.4.                              The Owner shall ensure that at all times during the term, each Medical Staff Physician complies with the bylaws of the medical staff and the rules and regulations of the Center. The rendition of all medical services and the supervision of all personnel rendering medical services at the Center shall be the sole and exclusive responsibility of the Owner, acting in conjunction with the Medical Staff Physicians.

7.5.                              Subject to compliance with confidentiality and other applicable laws, if any disciplinary actions or professional liability actions are initiated against any Medical Staff Physician or any physician extender or other personnel of the Center, the Owner shall promptly inform the Manager of such action and the underlying facts and circumstances after the Owner becomes aware thereof.

7.6.                              The Owner, with the assistance of Manager, shall comply with any and all federal, state and local statutes, regulations, rules, orders or other requirements that the Owner is responsible for undertaking which affect the Center and/or its operations, including without limitation the Center’s billing, coding and collection practices and systems. The Owner, with the assistance of Manager, shall obtain and maintain all licenses and accreditations as are necessary for the provision of medical and health care services and the operation of an ambulatory surgery center.

7.7.                              With respect to legal compliance issues, the Owner understands and agrees that the Owner shall be solely responsible for complying with, and ensuring its compliance with, all applicable federal and state laws, rules and regulations, including without limitation, all Medicare, Medicaid, billing and coding laws, rules and regulations related to the obligations of Owner hereunder. Manager shall be responsible for complying with, and ensuring the Center’s compliance with, all applicable federal and state laws, rules and regulations with respect to those actions Manager is solely responsible for undertaking pursuant to this Agreement. Although the Owner may consult with the Manager regarding compliance issues, the parties hereby explicitly acknowledge and agree that it shall be the Owner’s sole responsibility to comply with, and to determine whether the Owner and the Center are in compliance with, any applicable Medicare or Medicaid laws, rules or regulations or any other applicable federal or state laws, rules or regulations.

7.8.                              The Owner shall ensure that the Medical Staff Physicians participate in various aspects of the managed care arrangements of the Center as required by the applicable payor contracts. The professional services provided by the Center and the medical staff shall at all times be provided in accordance with applicable standards, laws and regulations applying to the medical profession. The Center and the medical staff shall comply with all payor contracts. Notwithstanding the foregoing, no physician shall be required to become a party to any payor contract.

VIII.                        INDEPENDENT CONTRACTOR STATUS

Notwithstanding any provision contained herein to the contrary, each of the Owner and the Manager understand and agree that the parties hereto intend to act and perform as independent contractors and that therefore neither the Owner nor the Manager is an employee, partner, joint venturer, or agent of the other. Nothing in this Agreement shall be construed as placing the parties in a relationship of employer-employee, partners, joint venturers, or principal-agent. Neither party shall have the right to make any promises, warranties or representations, or to assume or create any obligations, on behalf of the other party, except as otherwise expressly provided herein. The Owner and Manager agree to be solely and entirely responsible for their respective acts and for the acts of any of its employees and agents.

IX.                                CONFIDENTIAL INFORMATION

9.1.                              For the purpose of this Agreement, the term “Manager Confidential Information” shall include the following: (a) all documents and other materials primarily developed by the Manager, including but not limited to, all memoranda, clinical manuals, handbooks, production books, educational material and audio or visual recordings primarily developed by the Manager which contain information relating to the Operation of the Center or its programs (excluding written materials distributed to patients in the operation of the Center as promotion for the Center), (b) all methods, techniques and procedures primarily developed by the Manager which are utilized in providing services to patients in the Center and are not readily available through sources in the public domain and (c) all trademarks, trade names, service marks, or protected software of the Manager and their related data files. Additionally, the specific items listed on Schedule 13 hereto, shall be Manager Confidential Information. For purposes of this Agreement, the term “Owner Confidential information” shall include the following: (i) financial information of the Owner or the Center, (ii) medical records of patients receiving services at the Center, (iii) data relating to patient care and outcomes (whether individually identifiable with respect to any one patient or aggregated with information relating to multiple patients), (iv) risk management records, and (v) such other information that specifically pertains to the Owner and is proprietary to the Owner. Notwithstanding anything herein to the contrary, unless otherwise specified under applicable law, the Owner shall be deemed the records owner for purposes of California law of all patient records at the Center. The confidentiality of patient records is governed by the Health Insurance Portability and Accountability Act (“HIPAA”) and the Business Associate Agreement discussed in Section 11.2. To the extent of any conflict between any of this Article IX, Section 11.2 and the Business Associate Agreement, Section 11.2 shall control, then the Business Associate Agreement, then this Article IX.

9.2.                              The Owner acknowledges and agrees that the Manager Confidential Information is owned by the Manager and has been disclosed to it in confidence and with the understanding that it constitutes valuable business information developed by the Manager at great expenditure of time, effort and money. The Owner agrees that it shall not, without the express prior written consent of the Manager, use the Manager Confidential information for any purpose other than the performance or enforcement of this Agreement or the operation of the Center nor allow anyone access to such except on a need to know basis. The Owner further agrees to keep strictly confidential and hold in trust all Manager Confidential Information and not disclose or reveal such information to any third party without the express prior consent of the Manager or in connection with enforcement of this Agreement. The Manager agrees that the Owner shall have a non-exclusive, royalty-free right to use the Manager Confidential Information, subject to the foregoing restrictions, during the term of this Agreement and for up to twelve months (12) after the expiration or termination of this Agreement as is reasonably needed to maintain patient quality standard until such time as replacement materials that do not constitute Manager Confidential Information may be created and implemented.

9.3.                              The Manager acknowledges and agrees that the Owner Confidential Information is owned by the Owner and has been disclosed to it in confidence and with the understanding that it constitutes valuable business information developed by the Owner at great expenditure of time, effort and money. The Manager agrees that it shall not, without the express prior written consent of the Owner, use the Owner Confidential Information for any purpose other than the performance of this Agreement or the operation of the Center nor allow anyone access to such except on a need to know basis. The Manager further agrees to keep strictly confidential and hold in trust all Owner Confidential Information and not disclose or reveal such information to any third party (other than the affiliates of the Manager) without the express prior written consent of the Owner or in connection with enforcement of this Agreement. In connection with the foregoing, the Manager shall ensure that its affiliates also maintain the confidentiality of the Owner Confidential Information in accordance with the terms hereof.

9.4.                              If the Owner or the Manager or any of their respective representatives are requested by a person or entity to disclose the Manager Confidential Information or the Owner Confidential Information, respectively, in any legal, quasi-legal or administrative proceeding, the Owner or the Manager shall promptly notify the other party of such request so that the other party may take, at its expense, such steps necessary to protect the Manager Confidential Information or Owner Confidential Information, as applicable. If the Owner or the Manager is thereafter required to disclose the Manager Confidential Information or the Owner Confidential Information, as applicable, to the person or entity compelling such disclosure only the part of such information as is required by law to be disclosed shall be disclosed.

9.5.          Upon termination of this Agreement by either party for any reason whatsoever, each party shall forthwith return to the other party all material constituting or containing Confidential Information of the other party, in a format that is usable or capable of conversion by such other party to a usable format, and no party thereafter shall use, appropriate, or reproduce such information or disclose such information to any third party, provided, however, Manager agrees to cooperate with Owner and the Center, after termination, in the transition to different management of the Center. All costs of converting Confidential Information to a format useable by the recipient shall be borne by the recipient.

9.6.          The Manager and Owner shall each have the right to use any technical or business expertise obtained during the course of its engagement hereunder in connection with its management of any other facility.

X.            NOTICES

Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given upon receipt or refusal to accept receipt when delivered personally, by facsimile or other electronic means or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, or certified or registered mail, return receipt requested, addressed as follows:

The Owner:	[[1]]
[[2]]
Attn.: President/Chief Manager

The Manager:	SymbionARC Management Services, Inc.
40 Burton Hills Blvd., Suite 500
Nashville, Tennessee 37215
Attn.: President

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

XI.           COMPLIANCE PROGRAM/HIPAA

11.1.        The Owner acknowledges that the Manager has implemented a compliance program for its employed staff, and the Owner agrees to refrain from any activities that could in any way cause the Manager’s staff to act in a manner that is inconsistent with such compliance program. Specifically, but without limitation, the Owner agrees to abide by Medicare and Medicaid billing and coding requirements, including proper documentation of services, and the Owner agrees to adopt by-laws for its medical staff which will prohibit the medical staff from engaging in any activities that could in any way cause the Manager’s staff to act in a manner that is inconsistent with such compliance program. Prohibitions contained in the by-laws shall include an adequate remedy for breach thereof by any member of the medical staff. The Owner will at all times cooperate with and assist the Manager’s staff in submitting complete and proper bills on behalf of the Owner. The Manager may, but is not obligated to, recommend from time to time that the Owner take certain actions that the Manager deems necessary to comply with applicable laws and regulations, and the Owner will promptly cooperate with the Manager in determining whether such actions are appropriate and necessary. The Manager may terminate this Agreement in accordance with Article II upon its reasonable determination that the Owner’s failure to take the recommended action could cause the Manager to be in violation of its compliance program or in violation of applicable laws or regulations. Furthermore, the Manager shall not be deemed in breach of this Agreement if it prohibits its staff from taking any actions that it reasonably deems to be in violation of its compliance program or in violation of applicable laws or regulations.

11.2.        The Owner acknowledges as part of Manager’s compliance program Manager shall be implementing policies and procedures to comply with the Health Insurance Portability and Accountability Act (“HIPAA”). Both parties agree to abide by HIPAA, its regulations and the policies implemented by Manager as well as any other applicable federal, state, or local privacy or patient confidentiality laws, and the Manager shall use its commercially reasonable efforts to do the same. The Owner agrees to adopt any necessary HIPAA provisions in its Medical Staff by-laws applicable to Medical Staff. The Manager may, but is not obligated to, recommend from time to time that the Owner take certain actions that the Manager deems necessary to comply with HIPAA and its applicable regulations, and the Owner will promptly cooperate with the Manager in determining whether such actions are appropriate and necessary. The parties will enter into a Business Associate Agreement mutually acceptable to Owner and Manager. The Manager may also, if it determines such is necessary, enter into Business Associate Agreements as defined in HIPAA in the Owner’s Nam and on behalf of the Owner. Neither party shall be deemed in breach of this Agreement if fails to take or prohibits its staff from taking any actions that it reasonably deems to be in violation of HIPAA or its applicable regulations.

XII.         INDEMNIFICATION

12.1.        The Owner agrees to indemnify and hold harmless the Manager, its affiliates and shareholders, and their respective shareholders, directors, officers, employees and agents (collectively, a “Manager Indemnified Party”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses related to the defense of any claims) (a “Loss”), which may be asserted against any of the Manager Indemnified Parties, in connection with the Manager’s provisions of services to Owner, including Manager’s performance of its duties hereunder if such Loss has not been caused by the gross negligence or willful misconduct of a Manager Indemnified Party, including without limitation matters relating to: (i) alleged or actual failure by the governing body, board of directors and/or similar body of the Owner to perform any of its duties, (ii) any pending or threatened medical malpractice or other tort claims asserted against the Manager relating to the Center, (iii) any action against the Manager brought by any medical staff members or former employees, or for matters occurring before the beginning of the Term of this Agreement, (iv) any act or omission by any medical staff member, or employee, or other personnel who were under the supervision of a member of the medical staff as a result of providing medical services to such medical staff member’s patient, and (v) any violation of any requirement applicable to the Center under any federal, state or local environmental, hazardous waste or similar law or regulation. In no event shall the Owner have any liability for any special, exemplary, punitive or consequential damages (including loss of profit or revenue) suffered or incurred by any Manager Indemnified Party, other than claims for the non-payment of fees and expenses under Article V hereof.

12.2.        The Manager agrees to indemnify and hold harmless the Owner and its partners, members, governors, managers, officers, employees and agents (collectively, an “Owner Indemnified Party”) from and against all Loss which may be asserted against an Owner Indemnified Party as a result of the gross negligence or willful misconduct of the Manager in connection with the performance by the Manager of its duties hereunder if such Loss has not been caused by the gross negligence or willful misconduct of an Owner Indemnified Party. *

12.3.        Other than claims for the non-payment of fees and expenses under Article V hereof, this Article XII shall constitute the sole remedy of the parties hereto with respect to any Loss and/or any claim (including any Loss resulting from a third party claim) if such Loss and/or claim arises out of this Agreement, the services provided by the Manager and/or the relationship created hereby, whether such claim is based in contract, tort, or otherwise, but excluding claims arising out of willful misconduct or fraud.

XIII.        USE OF NAME/PROPRIETARY PROPERTY

13.1.        The Owner hereby grants to the Manager the nonexclusive right, license and privilege to use the Owner’s logo, if any, and the name “[[1]]” alone or as a portion of or in connection with the corporate name of the Manager during the term, and subject to all of the terms and conditions provided herein. The Owner agrees to provide the Manager with access, without charge, to the outcomes and other data developed by the Owner for use in the operation of the Center. The Manager may include its name and the name of the Owner on any letterhead, professional announcements, brochures, promotional materials, private placements, public offerings, and the like relating to the Owner or the Manager.

13.2.        The Manager is and shall be the sole owner and holder of all right, title and interest to the proprietary property of the Manager consisting of all copyright, service mark and trademark rights and interests in the logo, management information and other systems, forms, form contracts, and policy manuals relating to the Center, but in all cases only if primarily developed by the Manager and, in all events, excluding any logos purchased or created solely by the Owner. The Owner agrees that it shall not at any time knowingly harm, misuse or bring into disrepute the proprietary property of the Manager. The Manager agrees that the Owner shall have a non-exclusive, royalty-free right to use such proprietary information, subject to the foregoing restrictions, during the term of this Agreement and for up to twelve months (12) after the expiration or termination of this Agreement as is reasonably needed to maintain patient quality standard until such time as replacement materials that do not constitute proprietary information of Manager may be created and implemented.

XIV.        CHANGES IN LAW

The parties hereto have made all reasonable efforts to ensure that this Agreement represents and memorializes the economic arrangement between the parties hereto and that it complies with all applicable laws, including, but not limited to, all applicable health care laws. The parties are aware that there may be no clear or definitive guidance with respect to the applicability of various health care laws to the management arrangement contained herein including, but not limited to, the management fee arrangement. While the parties have attempted to review and analyze all applicable laws in an effort to comply with same, the parties acknowledge that the applicable health care laws, and interpretations thereof, are often vague and are constantly changing. The parties therefore understand and acknowledge that as applicable law, and interpretations thereof, become more settled, this Agreement may need to be amended in order to comply with such law, or interpretations thereof, as the case may be. In the event there is such a change in law or the interpretations thereof, whether by statute, regulation, agency or judicial decision, or otherwise, that has any material effect on any term of this Agreement, or in the event that reputable counsel with experience in health law matters to one (1) party determines that any term of this Agreement poses a material risk of violating such laws, then the applicable term(s) of this Agreement shall be subject to renegotiation and either party may request renegotiation of the affected term or terms of this Agreement, upon written notice to the other party, to remedy such condition. In the interim, the parties shall perform their obligations hereunder in full compliance with applicable law. The parties expressly recognize that upon request for renegotiation, each party has a duty and obligation to the other only to renegotiate the affected term(s) in good faith and, further, the parties expressly agree that their consent to proposals submitted by the other party during renegotiation efforts shall not be unreasonably withheld. The parties further expressly recognize that in any such renegotiation, the relative economics to each of the parties shall be preserved. Should the parties be unable to renegotiate the term or terms so affected so as to bring it/them into compliance with the statute, regulation, decision or interpretation that rendered it/them unlawful or unenforceable within thirty (30) days of the date on which notice of a desired renegotiation is given, then either party shall be entitled, after the expiration of said thirty (30) day period, to terminate this Agreement upon sixty (60) additional days written notice to the other party, provided that such party has received an opinion of reputable legal counsel, which legal counsel and opinion are reasonably acceptable to the other party, that it is more likely than not that this Agreement violates applicable law.

XV.         MISCELLANEOUS

15.1.        Upon the written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, the Manager and any of its affiliates providing services with a value or cost of $10,000 or more over a twelve (12) month period shall make available to the Secretary the contracts, books, documents and records that are necessary to verify the nature and extent of the cost of providing such services. Such inspection shall be available up to four years after the rendering of such services. The parties agree that any applicable attorney-client, accountant-client or other legal privilege shall not be deemed waived by virtue of this Agreement.

15.2.        The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties hereto hereby designate all courts of record sitting in Los Angeles County, California, both state and federal, as the exclusive forums where any action, suit or proceeding in respect of or arising out of this Agreement, or the transactions contemplated by this Agreement shall be prosecuted as to all parties, their successors and assigns, and by the foregoing designations the parties hereto consent to the jurisdiction and venue of such courts. In the event of any action, suit or proceeding brought by one party hereto against the other to enforce any provision of this Agreement, the prevailing party in such litigation shall be entitled to recover attorneys’ fees and costs of litigation in addition to all other remedies available at law or in equity.

15.3.        Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

15.4.        No party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the Manager may, without the prior written consent of the Owner, assign its rights and delegate its duties hereunder: (i) to one (1) or more of its affiliates, provided it is understood that Manager shall remain liable for the obligations hereunder notwithstanding such assignment and (ii) to a third party as part of a sale of substantially all of the Manager’s assets. In addition, Manager may collaterally assign this Agreement to any lending institution, for security purposes or as collateral, from which the Manager obtains financing. A merger, consolidation, change in shareholders or controlling interest, or stock-for-stock exchange by the Manager shall not be deemed to constitute an assignment of this Agreement.

15.5.        This Agreement is intended solely for the benefit of the parties hereto and is not intended to, and shall not create any enforceable third party beneficiary rights.

15.6.        This Agreement may only be amended in a writing signed by the parties. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

15.7.        In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

15.8.        Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

15.9.        The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

15.10.      This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. This Agreement may be executed in two (2) or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one (1) and the same instrument.

15.11.      Each party hereto hereby irrevocably waives any and all rights it may have to demand that any action, proceeding or counterclaim arising out of or in any way related to this Agreement or the relationships of the parties hereto be tried by jury. This waiver extends to any and all rights to demand a trial by jury arising from any source including, but not limited to, the constitution of the United States or any State therein, common law or any applicable statute or regulation. Each party hereto acknowledges that is knowingly and voluntarily waiving its rights to demand trial by jury.

15.12.      The provisions of Article IX, XII and XV and Article 13.2 shall survive any termination or expiration of this Agreement.

15.13.      Each party shall, at the reasonable request and expense of any other party hereto, execute and deliver to such other party all such further instruments, assignments, assurances and other documents, and take such actions as such other party may reasonably request in connection with the carrying out of this Agreement.

15.14.      The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

15.15.      The Owner shall at all times during the term, and at all times thereafter, make available to the Manager for inspection by its authorized representatives during regular business hours, at the principal place of business of the Owner, any records of the Owner determined by the Manager to be necessary to perform its services and carry out its responsibilities hereunder or necessary for the defense of any legal or administrative action or claim relating to said records or necessary for any other reasonable purpose.

15.16.      As used herein, “affiliate” means, as to the Person (as hereinafter defined) in question, any Person that directly or indirectly controls, is controlled by, or is under control with, the Person in question and any successors or assigns of such Person; and the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise. “Person” means an association, a corporation, a limited liability company, an individual, a partnership, a limited liability partnership, a trust or any other entity or organization.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MANAGER:

SYMBIONARC MANAGEMENT SERVICES, INC., a Tennessee corporation

By:
Charles T. Neal, President

OWNER:

[[1]], a California limited liability company

By:	[ ]

By:

Its:

SCHEDULE A

CENTERS

[Beverly:

1.             9575 Brighton Way, Suite 100, Beverly Hills, CA 90210.

2.             8670 Wilshire Boulevard, Suite 300, Beverly Hills, CA 90211.]

[Encino: 16501 Ventura Boulevard, Suite 103, Encino, CA 91436]

[Irvine: 15825 Laguna Canyon Road, Suite 200, Irvine, CA 92618.]

[Arcadia: 51 North Fifth Avenue, Suite 101, Arcadia, CA 91006.]

[Thousand Oaks: 696 Hampshire Road, Thousand Oaks, CA 91361.]

[Van Nuys: 6815 Noble Avenue, Van Nuys, CA 91405.]

SCHEDULE B

SARC*/Manager’s Accounting Manual

SARC/Manager’s Administrators Manual

SARC/Manager’s Corporate Compliance Manual

SARC/Manager’s Human Resource Manual

SARC/Manager’s Job Description and Performance Appraisal Manual

SARC/Manager’s Clinical Policy and Procedures

SARC/Manager’s HIPAA Manual

*SARC = Symbion Ambulatory Resource Centers, Inc.

EXHIBIT 1.2(B)

Form of Escrow Agreement

(To be attached at Closing)

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of                     , 2005, is by and among Parthenon Management Partners, LLC, a California limited liability company (the “Company”), Andrew A. Brooks, M.D. and Randhir S. Tuli, both residents of the State of California (each an “Owner” and, collectively the “Owners”) (the Company and the Owners being, collectively, the “Sellers”), SymbionARC Management Services, Inc., a Tennessee corporation (the “Purchaser”), and Bank of America, N.A. (the “Escrow Agent”).

RECITALS

A.                                   Concurrently with the execution of this Agreement, the Purchaser is acquiring certain management rights from the Sellers as described in the Management Rights Purchase Agreement dated                   , 2005 (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit A.

B.                                     The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement.

C.                                     Capitalized terms used in this Agreement but not defined are used in this Agreement as defined in the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, had and received, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Appointment of Escrow Agent.  The Purchaser and the Sellers hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth in this Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth in this Agreement.  Notwithstanding the references in this Agreement to the Purchase Agreement, the Purchaser and the Sellers acknowledge that the Escrow Agent is not a party to the Purchase Agreement for any purpose or responsible for its interpretation or enforcement.

2.                                       Deposit in Escrow.  Simultaneously with the execution and delivery of this Agreement, the Purchaser shall deposit with the Escrow Agent (for the account of Sellers) an aggregate amount equal to THREE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND NO/100 DOLLARS ($333,333.00) (together with all income earned thereon, the “Escrow Funds”). The Escrow Agent shall hold and disburse the Escrow Funds in accordance with the terms and conditions of this Agreement.  The Escrow Funds shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in the Purchase Agreement.  Except as expressly stated herein, the Escrow Funds shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either the Purchaser or the Sellers owing to the Escrow Agent in any capacity.

3.                                       Investment.  The Escrow Agent shall invest the Escrow Funds in such manner as is jointly specified in writing from time to time by the Purchaser and the Sellers.  Absent such direction, the Escrow Agent shall invest the Escrow Funds in Bank of America Funds, National Tax-Free Money Market Fund.  Any investment income realized on the Escrow Funds shall be distributed to the Sellers quarterly in accordance with each Seller’s respective “Pro Rata Share” as set forth on Exhibit B and shall not become part of the Escrow Funds.  Promptly following the conclusion of each calendar quarter, the Escrow Agent shall deliver to each Seller a written statement of account with respect to any investment income realized on the Escrow Funds in accordance with their Pro Rata Shares.

In accordance with Proposed Treasury Regulations §1.468B-8, the Purchaser shall be treated as the owner of the Escrow Funds for federal and state income tax purposes while it is held by the Escrow Agent, and the Escrow Agent shall, for each calendar year (or portion thereof) for which the Escrow Fund is so held report the interest earned on the Escrow Funds on IRS Form 1099 and corresponding state income tax forms with applicable law and regulations, showing the Escrow Agent as the payor and showing the Purchaser as the payee unless the Purchaser and Sellers’ Committees shall have delivered to the Escrow Agent a statement that specifies otherwise in accordance with Proposed Treasury Regulations §1.468B-8(f).  As a matter between the Sellers and the Purchaser with which Escrow Agent need not be concerned, the Sellers and the Purchaser agree that upon distribution of any portion of the Escrow Fund to the Sellers (i) a portion of each distribution made to a Seller out of the Escrow Fund shall be considered a contingent payment to the Seller by the applicable Purchaser with respect to a debt instrument described to which Internal Revenue Code Section 1274 applies, (ii) the appropriate portion of each distribution so made to the Seller shall be treated as original issue discount on a debt instrument issued by the applicable Purchaser to the Seller, calculated in accordance with Treasury Regulations Section 1.1275-4(c) based on the short-term applicable federal rate (as defined in Section 1274(d) of the Internal Revenue Code) for July, 2005, and (iii) the Purchaser shall not take any position on a tax return inconsistent with the foregoing or inconsistent with installment sale reporting by the Sellers with respect to the portion of distributions to the Sellers out of the Escrow Fund not so treated as original issue discount.

4.                                       Distributions.

(a)                                  The Escrow Agent shall disburse the Escrow Funds not later than the second business day next following receipt of a statement signed by Purchaser (the “Instruction Letter”) instructing the Escrow Funds to be distributed to the Sellers in accordance with their Pro Rata Shares.  Disbursements to each Seller shall be paid by wire transfer of immediately available funds to the bank account listed for such Seller on Exhibit A hereto, or as otherwise indicated by such Seller in a written notice to the Escrow Agent in accordance with the provisions of Section 10.  Upon such payment, this Agreement (other than Section 5, 6, 8(b) and 9) shall automatically terminate.

(b)                                 If the Escrow Agent shall not have received an Instruction Letter from the Purchaser on or before December 31, 2005, it will disburse the Escrow Funds to the Purchaser not later than the second business day next following December 31, 2005.  Upon such payment, this Agreement (other than Section 5, 6, 8(b) and 9) shall automatically terminate.

(c)                                  Without limiting the foregoing, the Escrow Agent shall not make any payment or distribution of Escrow Funds except as and in the manner expressly provided by this Escrow Agreement.

5.                                       Escrow Agent Compensation.  The Escrow Agent is to be compensated $1,500.00 for the performance of its duties under this Agreement (the “Escrow Fees”).  All initial Escrow Fees shall be paid in equal amounts by the Purchaser on the one hand and the Sellers on the other hand, and they shall be jointly and severally responsible therefor (with a right of contribution as between the Purchaser for 50% of such fees and the Sellers for 50% of such fees, which shall be pro rated among the Sellers in accordance with the Sellers’ Pro Rata Shares).  If any fees or expenses of the Escrow Agent are not paid in full when due, the Escrow Agent may deduct the unpaid portion of such additional fees or expenses, if any, from any payment to be made to the Purchaser or the Sellers hereunder.  This Section shall survive any termination of this Agreement.

6.                                       Obligations and Liabilities of the Escrow Agent.

(a)                                  The Escrow Agent has no duties or obligations other than those specifically set forth in this Agreement.

(b)                                 The Escrow Agent is not responsible in any manner whatsoever for any failure or inability of any party other than the Escrow Agent to honor any of the provisions of this Agreement.

(c)                                  The Escrow Agent is fully protected in acting or refraining from acting upon and relying upon any written notice (including, without limitation, any Certificate of Instruction, Resolution Certificate or Litigation Certificate), direction, request, waiver, consent, receipt or other paper or document that the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be responsible for or have any duty to ascertain or inquire into the contents of any written notice (including, without limitation, any Certificate of Instruction, Resolution Certificate or Litigation Certificate), direction, request, waiver, consent, receipt or other paper or document delivered hereunder.  Without limiting the generality of the foregoing, the Escrow Agent shall not be responsible for or have any duty to ascertain or inquire as to the validity, enforceability, sufficiency or genuineness of any Certificate of Instruction, Resolution Certificate or Litigation Certificate.

(d)                                 The Escrow Agent will not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law or for anything that it may do or refrain from doing in connection with this Agreement, except for its own gross negligence, willful misconduct or act of bad faith.

(e)                                  In the event that the Escrow Agent (i) shall be uncertain as to its duties or rights hereunder or (ii) shall receive conflicting instructions, claims or demands from the Purchaser or the Sellers, the Escrow Agent shall be entitled to refrain from taking any action other than to keep safely all property held in escrow as to which a dispute exists until (A) the Escrow Agent shall be directed otherwise in writing by the Sellers and the Purchaser or (B) in any event, until the Escrow Agent shall be directed by a court order.

(f)                                    The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or construction of any of the provisions of this Agreement or its duties under this Agreement, and the Escrow Agent will incur no liability and will be fully protected in acting or refraining from acting in good faith in accordance with the advice of such counsel.

7.                                       Automatic Succession; Resignation and Removal of Escrow Agent.

(a)                                  Any company into which the Escrow Agent may be merged or with which it may be consolidated or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, will be the successor to the Escrow Agent without the execution or filing of any paper or further act on the part of any parties, except that written notice must be provided to the Purchaser and the Sellers, notwithstanding anything in this Agreement to the contrary.

(b)                                 The Escrow Agent may resign as escrow agent at any time with or without cause by giving written notice to the Purchaser and the Sellers, such resignation to be effective 30 calendar days following the date such notice is given.  In addition, the Purchaser and the Sellers jointly may remove the Escrow Agent as escrow agent at any time with or without cause by an instrument (which may be executed in counterparts), given to the Escrow Agent, which instrument must designate the effective date of such removal.  If any such resignation or removal occurs, a successor escrow agent will be appointed by the Purchaser and the Sellers.  Any such successor escrow agent shall deliver to the Purchaser and the Sellers a written instrument accepting such appointment and upon such delivery it will succeed to all of the rights and duties of the Escrow Agent under this Agreement and will be entitled to receive the Escrow Funds.

(c)                                  If the Purchaser and all of the Sellers are unable to agree upon a successor escrow agent or have failed to appoint a successor escrow agent prior to the expiration of 30 calendar days following the date of the notice of resignation or removal, the then acting escrow agent shall appoint as a successor escrow agent a banking institution of national or regional prominence.  Any such appointment will be binding upon all of the parties to this Agreement.

(d)                                 Upon acknowledgment by any successor escrow agent of the receipt of the Escrow Funds, the then replaced escrow agent will be fully relieved of all duties, responsibilities and obligations under this Agreement except (i) with respect to actions previously taken or omitted by such replaced escrow agent and (ii) the provisions of Articles 5, 6, 8(b) and 9 shall continue in effect for the benefit of such replaced escrow agent and its affiliates, officers, directors, employees, agents and advisors with respect to actions previously taken or omitted by such replaced escrow agent.

8.                                       Disputes.

(a)                                  In the event of any dispute between the parties hereto, the Escrow Agent may tender into the registry or custody of any court of competent jurisdiction all money or property in its hands delivered to it pursuant to this Agreement, together with such pleadings as it deems appropriate, and shall, thereupon, be discharged from all further duties and liabilities under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing and discharge of Escrow Agent of its duties hereunder.

(b)                                 Notwithstanding anything in this Agreement to the contrary, in the event that the Escrow Agent incurs any fees and expenses in connection with any dispute under this Agreement for which it is entitled to reimbursement under this Agreement, the Purchaser and the Sellers shall promptly reimburse the Escrow Agent therefor in equal amounts by the Purchaser on the one hand and the Sellers on the other hand, and they shall be jointly and severally responsible therefor (with a right of contribution as between the Purchaser for 50% of such expenses and the Sellers for 50% of such expenses, which shall be pro rated among the Sellers in accordance with the Sellers’ Pro Rata Shares).  If any fees or expenses of the Escrow Agent are not paid in full when due, the Escrow Agent may deduct the unpaid portion of such additional fees and expenses, if any, from any payment to be made to the Purchaser or the Sellers hereunder.  This Section shall survive any termination of this Agreement.

9.                                       Indemnification of Escrow Agent.  In partial consideration of the Escrow Agent’s acceptance of this appointment, the Purchaser and the Sellers shall indemnify the Escrow Agent and its affiliates, officers, directors, employees, agents and advisors (each an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, among other things, reasonable attorneys’ fees and expenses) incurred by it to any person or party (including Purchaser or any Seller) by reason of its having accepted such appointment or in carrying out the terms of this Agreement, all of which shall be borne in equal amounts by the Purchaser on the one hand and the Sellers on the other hand, and they shall be jointly and severally responsible therefor (with a right of contribution as between the Purchaser for 50% of such indemnification and the Sellers for 50% of such indemnification, which shall be pro rated among the Sellers in accordance with the Sellers’ Pro Rata Shares).  Notwithstanding the foregoing, no indemnity need be paid in case of the Escrow Agent’s gross negligence or willful misconduct.  If any amounts owing under this Section 9 are not paid in full when due, the Escrow Agent may deduct the unpaid portion of such amounts, if any, from any payment to be made to the Purchaser or the Sellers hereunder.  This Section shall survive any termination of this Agreement.

10.                                 Notices.  All notices must be in writing and will be deemed to have been given (i) if delivered in person or by a nationally recognized overnight courier service or (ii) upon confirmation of receipt if sent by facsimile, to the following addresses:

(a)                                  If to the Purchaser:

c/o Symbion, Inc.
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee  37215
Attention:  President
Facsimile No: (615) 234-5999

with a copy to:

Waller Lansden Dortch & Davis, PLLC

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Attention:  Joseph A. Sowell, III, Esq.

Facsimile No.:  (615) 244-6804

(b)                                 If to the Sellers:

To the addresses set forth on the signature page

with copies to counsel to the LLCs and the Sellers, respectively:

Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California 90071
Attention:  Lawrence M. Braun
Facsimile No: (213) 443-2776

and

Guth | Christopher LLP
10866 Wilshire Blvd, Suite 1250
Los Angeles, California 90024
Attention: Theodore E. Guth
Facsimile No: (310) 470-8354

(c)                                  If to the Escrow Agent:

Bank of America, N.A.

414 Union Street

Nashville, Tennessee 37219

Attention:  Elizabeth Knox

Facsimile No.:  (615) 749-4951

with a copy to:

Moore & Van Allen PLLC

100 N. Tryon St., Floor 47

Charlotte, North Carolina 28202-4003

Attention: Win Porter

Facsimile No.: (704) 331-1032

11.                                 Binding Effect.  This Agreement is binding and inures to the benefit of the parties and their respective successors and permitted assigns.

12.                                 Assignment.  This Agreement may not be assigned or transferred, by operation of law or otherwise except pursuant to Section 7(a) or upon a written agreement executed by the Sellers, the Purchaser and the Escrow Agent; provided, however, that the Purchaser may assign this Agreement to any of its lenders or any Affiliate of the Purchaser and each Seller may assign this Agreement to any partner, member or owner (direct or indirect) of such Seller or any entity controlled by such Seller or its partner, member or owner.

13.                                 Third Party Beneficiaries.  Nothing in this Agreement is intended or will be construed to confer on any person other than the parties or their successors and assigns any rights or benefits under this Agreement.

14.                                 Headings.  The headings in this Agreement are intended solely for the convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

15.                                 Exhibits.  The Exhibits and other attachments hereto will be deemed to be a part of this Agreement.

16.                                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

17.                                 Governing Law and Venue.  This Agreement must be governed by and construed under California law, without regard to conflict of laws principles.  The parties hereto hereby designate all courts of record sitting in Los Angeles County, California, both state and federal, as the exclusive forums where any action, suit or proceeding in respect of or arising out of this Agreement, or the transactions contemplated by this Agreement shall be prosecuted as to all parties, their successors and assigns, and by the foregoing designations the parties hereto consent to the exclusive jurisdiction and venue of such courts.

18.                                 Amendment.  No amendment of this Agreement is binding unless made in a written instrument that specifically refers to this Agreement and is signed by the Purchaser, the Sellers and the Escrow Agent.

19.                                 Entire Agreement.  This Agreement and the Purchase Agreement (solely with respect to the Sellers and the Purchaser) contain the entire understanding among the parties and supersede any prior understanding and agreements between them, in each case respecting this subject matter.  There are no representations, agreements or understandings, oral or written, between or among the parties to this Agreement relating to the subject matter of this Agreement that are not fully expressed in this Agreement or the Purchase Agreement (solely with respect to the Sellers and the Purchaser).

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ESCROW AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

PURCHASER:

SYMBIONARC MANAGEMENT SERVICES, INC.

By:
Name:
Title:

SELLERS:

PARTHENON MANAGEMENT PARTNERS, LLC

By:
Name:
Title:

Address for notices:

Andrew A. Brooks, M.D.
Address for notices:

Randhir S. Tuli
Address for notices:

EXHIBIT A

Purchase Agreement

EXHIBIT B

Sellers	Wiring Instructions	Pro Rata Share
Andrew A. Brooks, M.D.

Randhir S. Tuli

Parthenon Management Partners, LLC

EXHIBIT 1.3

Form of Assignment

(See Attached)

EXHIBIT 1.3

FORM OF ASSIGNMENT

This ASSIGNMENT (this “Assignment”) dated as of                           , 2005 is between Parthenon Management Partners, LLC, a California limited liability company, Andrew A. Brooks, M.D., a resident of the state of California and Randhir S. Tuli, a resident of the state of California (collectively, “Assignors” and each individually an “Assignor”) and SymbionARC Management Services, Inc., a Tennessee corporation (“Assignee”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Management Rights Purchase Agreement (as hereinafter defined).

W I T N E S S E T H :

WHEREAS, as of the date hereof, Assignors own rights in and to certain economic interests (the “Management Rights”) that entitle Assignors to receive consideration for and obligate Assignors to perform certain management responsibilities for each of the Brighton Center, the Wilshire Center, the Encino Center, the Irvine Center, the Arcadia Center and the Thousand Oaks Center; and

WHEREAS, Assignors and Assignee are parties to that certain Management Rights Purchase Agreement, dated as of July 27, 2005 (the “Management Rights Purchase Agreement”), providing for, among other things, the transfer and assignment to Assignee by Assignors of all of Assignors’ Management Rights, in consideration of the payment of the Purchase Price therefor, in the amount and manner and on the terms and conditions provided in the Management Rights Purchase Agreement; and

WHEREAS, the parties now desire to carry out the intent and purpose of the Management Rights Purchase Agreement by Assignors’ execution and delivery to Assignee of this instrument evidencing the vesting in Assignee of all of Assignors’ Management Rights, in addition to such other instruments as Assignee shall have otherwise received or may hereafter request.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Transfer and Assignment.  Assignors hereby convey, assign, transfer and deliver to Assignee, its successors and assigns, to have and to hold all and singular to its and their use and benefit all right, title and interest, legal and equitable, in and to Assignors’ Management Rights, free and clear of any and all claims, liens, security interests, rights of first refusal, options, warrants or other encumbrances of any nature.

2.             Purchase Price.  On the date hereof, Assignee shall deliver to Assignor the portion of the Purchase Price to which Assignor is entitled, as provided in the Management Rights Purchase Agreement.

3.             Cooperation.  The parties, from time to time after the delivery of this Assignment, will to the extent permitted by law and agreements to which they are a party, upon the reasonable request of the other party hereto, execute, acknowledge and deliver all such further documents as may be reasonably required for the assignment and transfer of the Management Rights to Assignee.

4.             Benefit; Purpose; Modification.  This Assignment shall inure to the benefit of Assignors, Assignee and their respective legal representatives, successors and assigns.  The sole purpose hereof is to assign and transfer the Management Rights to Assignee and not to create third party beneficiary rights. Therefore, this Assignment may be modified by a writing signed by Assignors and Assignee without the consent of any third party.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed in several counterparts (each of which shall constitute an original hereof) by their respective duly authorized officers as of the date first above written.

PARTHENON MANAGEMENT PARTNERS, LLC

By:
Name:
Title:

ANDREW A. BROOKS, M.D.

RANDHIR S. TULI

SYMBIONARC MANAGEMENT SERVICES, INC.

By:
Name:
Title:

EXHIBIT 6.7

Form of Consulting Agreement

(See Attached)

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), dated as of                         , 2005 (the “Effective Date”), is by and between SymbionARC Management Services, Inc., a Tennessee corporation (the “Manager”) and Parthenon Management Partners, LLC, a California limited liability company (the “Contractor”), Andrew A. Brooks, M.D. and Randhir S. Tuli (each an “Owner” and, together, the “Owners”).  The Owners own all of the outstanding equity securities of the Contractor.

W I T N E S S E T H:

WHEREAS, the Manager manages each of those ambulatory surgery centers or other healthcare facilities identified on Schedule 1 hereto (each a “Center” and, collectively, the “Centers”), which Centers shall be classified on such Schedule 1 as being an “Existing Center” or a “Developing Center” ; and

WHEREAS, pursuant to that certain Management Rights Purchase Agreement, dated                   , 2005 (the “MRPA”), Contractor and the Owners have sold to Manager all of their rights in and to those certain economic interests that entitle Contractor and the Owners to receive consideration for and obligate them to perform certain management responsibilities for each Center; and

WHEREAS, the Manager desires to enter into this Agreement with the Contractor pursuant to which Contractor will provide the Manager with (A) consulting and oversight services relating to the operation of the Centers and the transition of management of the Centers, and (B) assistance in the identification and consummation of opportunities to develop and acquire Surgical Businesses (as defined below), and the Contractor desires to provide such all such services to the Manager.

NOW, THEREFORE, the Manager, the Contractor and the Owners agree as follows:

ARTICLE I
DUTIES OF THE CONTRACTOR

1.1.         Generally.  The Manager hereby retains the Contractor and the Owners for the purpose of providing consulting and oversight services to the Manager relating to the operation of the Centers identified on Schedule 1 hereto and the transition of management of such Centers.  In performing their obligations under this Agreement, the Contractor and the Owners shall act in good faith and with reasonable diligence and devote their reasonable best efforts to the duties set forth herein, in all respects subject to the reasonable control of the Manager.  The Manager and the Contractor agree and acknowledge that the Manager is relying on the efforts and expertise of the Contractor and the Owners.  Contractors will not be required to pay for any operating costs of the Centers.

1.2.         Duties of the Contractor.  The Contractor and the Owners covenant and agree:

a.             to provide those services set forth on Exhibit 1.2 attached hereto for each Center during that Center’s Payment Period;

b.             that the Contractor and the Owners shall perform such services in a business-like manner in accordance with such reasonable policies and directives adopted by the Manager from time to time and communicated in writing to the Contractor and the Owners; and

c.             to take all reasonable actions and execute all documents necessary to carry out the terms and purposes of this Agreement.

1.3.         Duties of the Manager.  The Manager covenants and agrees:

a.       to provide such information and guidance as is reasonably necessary for the Contractor to satisfy its contractual obligations under this contract in a timely manner; and

b.       to take all reasonable actions and execute all documents necessary to carry out the terms and purposes of this Agreement.

1.4.         No Partnership.  The Contractor, the Owners and the Manager affirmatively state that they do not have the intention and are not forming a joint venture or partnership for tax or any other purposes.  The relationship created hereby is that of agents (the Contractor and the Owners) contracting with a principal (the Manager) as independent contractors.

1.5          DEA and CLIA Certificates.  The Manager shall use commercially reasonable efforts to transition promptly the DEA and CLIA certificates currently in place at the Existing Centers and Developing Centers held in Dr. Brooks’ name to the name of the respective Centers.  Until such certificates are so reissued, Dr. Brooks agrees to have such registrations and certificates continue in his name, to take any actions required in connection therewith as reasonably requested by the Manager and to execute any necessary and appropriate power of attorney or other document to effectuate this arrangement.  The Manager shall reimburse Dr. Brooks for his reasonable expenses in connection with this arrangement.

ARTICLE II
FEES PAYABLE TO THE CONTRACTOR

2.1.         Consulting and Oversight Fee.  During all Payment Periods (as defined below), the Manager shall pay the Contractor for the services rendered under Article I hereof a fee (the “Consulting and Oversight Fee”) equal to the sum of:

(A)          fifty percent (50%) of the aggregate gross amount of all Management Fees (as defined below) actually collected by Manager from an Existing Center during such Existing Center’s Payment Period; and

(B)           forty percent (40%) of the aggregate gross amount of all Management Fees actually collected by Manager from a Developing Center during such Developing Center’s Payment Period.

“Payment Period” shall mean, with respect to any Center, the period commencing on the Payment Commencement Date and ending on the earlier of (x) the date, if any, on which Manager and/or its affiliates purchase all of the “Option Interests” (as defined in the MIPA) owned by Owners and Contractor in such Center pursuant to Section 1.4 of the Purchase Agreement, dated             , 2005, to which Owners, several affiliates of Manager and others are parties (the “MIPA”), (y) the termination of Contractor’s obligations under Section 1.2 hereof with respect to such Center or (z) the termination of the Agreement under Section 3.2, 3.3 or 3.4 hereof.  The “Payment Commencement Date” shall be (I) the Effective Date with respect to (a) any Existing Center and (b) any Developing Center at which procedures are being regularly performed as of the Effective Date, and (II) with respect to any other Developing Center, the date on which the first procedure is performed at such Developing Center.

2.2.         Calculation of Management Fees.  As used herein, “Management Fees” means all fees (but not the amount of any reimbursements made under the Management Agreements) payable, without any deductions whatsoever, under Section 5.1 of each of those certain Management Agreements (the

2

“Management Agreements”) entered into or to be entered into between the Manager and each of the Centers.  No amendment of any Management Agreement will affect the calculation of the Management Fees, which will continue to be calculated based on the terms of the Management Agreement in force on the date hereof unless otherwise consented in writing by the Contractor.  The expiration in accordance with its terms of the term of a Management Agreement shall not be an amendment for purposes of the preceding sentence.  The Consulting and Oversight Fee shall be payable monthly on or before the fifteenth (15th) day following the month in question and will be accompanied by a statement setting forth in reasonable detail the calculation of the amount due (a “Statement”).  No party will take any steps intended to delay collection of Management Fees, nor shall the assignment of this Agreement eliminate any obligation of the Manager to pay to Contractor the amounts provided for herein.  The Contractor shall be entitled to cause an independent certified public accountant reasonably satisfactory to the Manager to perform an audit of the books and records of the Manager and its affiliates upon which any Statement is based.  The Contractor shall pay all costs and expenses of the audit unless such examination shows an underpayment of at least five percent (5%) or more of the total amount payable during the period covered by the audit, in which case the costs of the audit shall be paid by the Manager.  Any underpayment (or overpayment) will bear interest at prime plus 2%, and the amount of each underpayment (or overpayment) shall be paid by Manager (or Contractor, as the case may be) within two (2) business days of its calculation.

2.3.         Reimbursement of Contractor.  The Contractor shall be also reimbursed on a monthly basis for its reasonable, out of pocket, direct expenses incurred in connection with the services provided hereunder as are reasonably approved in advance by the Manager or consistent with its policies for reimbursement of expenses generally applicable to its senior managers.

ARTICLE III
TERM AND TERMINATION

3.1.         Term.  The term (the “Term”) of this Agreement shall commence as of the Effective Date and, unless this Agreement is terminated pursuant to this Article III, shall continue until the latest to occur of (i) the date on which all Payment Periods shall have ended, (ii) the fifth anniversary of the Effective Date and (iii) the date on which there remain no outstanding Development Notices and Acquisition Notices (as defined below).  As used herein, the “Initial Term” shall consist of the period between the Effective Date and the second anniversary of the Effective Date.  In the event of the termination or expiration of this Agreement, the Contractor shall be paid all earned and accrued compensation (but only upon and promptly after Manager’s receipt of the Management Fees for which Contractor has earned such compensation) and reimbursements provided for hereunder.

3.2.         Termination for the Contractor’s Breach.  The Manager shall have the right to terminate this Agreement following the occurrence of a Contractor/Owner Material Breach (as defined below).  In the event termination is for an alleged Contractor/Owner Material Breach, the Manager shall provide the Contractor written notice of such alleged Contractor/Owner Material Breach describing in detail the basis upon which the Manager believes such termination is justified.  The Contractor shall have forty five (45) days (but only five (5) days in the case of any payment default) from receipt of such notice during which to attempt to cure any alleged Contractor/Owner Material Breach.  Furthermore, if the Contractor has diligently attempted to effect such a cure within such cure period but cannot complete such cure because of the failure of a third party (such as a governmental agency) to act within such period, then the Contractor shall have a reasonable time (not to exceed 180 days) beyond such cure period to complete its cure of the alleged basis for the Manager’s election to terminate.  Upon a cure being effected, the Manager’s right to terminate shall cease, and this Agreement will continue in full force and effect. As used herein, a “Contractor/Owner Material Breach” means (a) a breach by any Covered Party of the provisions of Section 4.4 hereof, (b) a material breach by any Covered Party of any restrictive covenant to

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which a Covered Party is subject that is contained in any of the agreements identified on Exhibit 3.2 hereto or, to the extent not more restrictive than the terms of those covenants, any operating agreement or partnership agreement of an entity that succeeds any entity identified thereon or any operating agreement or partnership agreement entered into as a part of an Acquisition Project or Development Project, (c) the habitual breach of an Owner to perform the duties set forth on Exhibit 1.2 hereto in any material respect or (d) or the material breach by an Owner of its obligations under Sections 5.2.  In addition to the termination right in this Section 3.2, upon any Contractor/Owner Material Breach which is not cured within the time period provided for cure (if any), Manager shall recover from the Contractor and Owners: (I) any and all damages and remedies to which it may be entitled, and (II) at the option of Manager exercised in writing within sixty (60) days after discovery of any breach described in clause (a) of the definition of Contractor/Owner Material Breach which either (i) is a knowing or willful breach or (ii) occurs during the Initial Term, Manager may step into (without payment to any Covered Party therefor) the entire position of any and all Covered Parties (with respect to all interests, management contracts, remuneration, fees, etc.) in any project or activities undertaken in violation of Section 4.4.  The parties acknowledge and agree that clause (II) is provided for herein because of the inherent uncertainty of the damages that may be proven under clause (I), and such damages may be claimed not to the exclusion of damages under clause (I).  The parties have made provision therefor, not as a penalty, but to compensate the Manager for the significant damages that would be suffered by the Manager as a result.

3.3.         Termination for Manager’s Breach.  The Contractor shall have the right to terminate this Agreement following the occurrence of a Manager Material Breach (as defined below) of this Agreement.  In the event termination is for an alleged Manager Material Breach, the Contractor shall provide the Manager written notice of such alleged Manager Material Breach describing in detail the basis upon which the Contractor believes such termination is justified.  The Manager shall have forty five (45) days (but only five (5) days in the case of any payment default) from receipt of such notice during which to attempt to cure any alleged Manager Material Breach, and upon such cure being effected, the Contractor’s right to terminate shall cease and this Agreement will continue in full force and effect.  Furthermore, if the Manager has diligently attempted to effect such a cure within such cure period but cannot complete such cure because of the failure of a third party (such as a governmental agency) to act within such period, then the Manager shall have a reasonable time (not to exceed 180 days) beyond such cure period to complete its cure of the alleged basis for the Contractor’s election to terminate.  As used herein, a “Manager Material Breach” means Manager’s failure to pay when due any fee payable to Contractor under Section 2.1 or Section 4.3 or its material breach of its obligations under Sections 4.2 or 5.1.

3.4.         Termination on Transfer.  If at any time Manager or an affiliate of Manager either ceases to own an interest in any Center identified on Schedule 1 hereto or ceases to be obligated to perform the services to such center required pursuant to the applicable Management Agreement (whether because such Management Agreement is terminated, amended, assigned or Manager or its affiliate otherwise disposes of its interest therein), then the Manager shall give written notice to Contractor not later than ten (10) days prior to the disposition of Manager’s or its affiliate’s interest in such Center and/or the assignment, termination or disposition of Manager’s (or its affiliates) interest in such Management Agreement, and during the ninety (90) period thereafter, Contractor may declare its obligations under Section 1.2 with respect to such Center thereafter null, void and of no further force and effect, upon which Manager’s obligations under Section 2 with respect to such Center shall terminate.  In the event that Symbion, Inc., a Delaware corporation, or its successor or acquiror (by any form of transaction), shall cease to own, directly or indirectly, all of the outstanding equity interests of Manager, then Contractor may treat such event as a disposition of Manager’s interest each of the Centers for purposes of this Section 3.4; provided, for the avoidance of doubt, a change in control, acquisition of, or sale of all assets by Symbion, Inc. shall not give rise to the right of Contractor to treat such event as a disposition of Manager’s interest under this provision.

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ARTICLE IV
SPECIAL RIGHTS REGARDING DEVELOPMENT; RESTRICTIVE COVENANTS

4.1.         Generally.  The Contractor and the Owners will not be required to provide services on a full-time or (except as provided in this Article IV) exclusive basis, but shall devote such time and effort as are reasonably required to perform the Contractor’s duties hereunder.  The Owners shall, during the Term, devote such time and effort as reasonably necessary for identifying and pursuing Development Projects and Acquisition Projects in the Restricted Area, and shall use reasonable diligence to identify Suitable Opportunities.  As used in this Article IV: “Covered Parties” means the Contractor, the Owners, any entity controlled by the Contractor or an Owner, a member of an Owner’s immediate family, or any entity controlled by or under common control with an Owner or a member of an Owner’s immediate family or any combination of the foregoing; “Surgical Business” means any health care business which provides a facility in which surgical procedures are performed and shall include, without limitation, a specialty hospital, hospital or ambulatory surgery center; and “Restricted Area” means the territory described on Exhibit 4.1 attached hereto.

4.2.         Development Opportunities.  If Contractor or either Owner, anytime prior to the fifth anniversary of the Effective Date, identifies or learns of a Suitable Opportunity (as defined below) to develop a Surgical Business within the Restricted Area, the Contractor shall give written notice to the Manager of each such Suitable Opportunity (the “Development Notice”).  The Manager shall consult with the Contractor regarding each such Suitable Opportunity, and Contractor shall reasonably cooperate with the Manager in ascertaining all information about each such Suitable Opportunity as Manager shall reasonably request.  Each such Suitable Opportunity that Manager elects to pursue (a “Development Project”) shall be operated pursuant to the terms of an Operating Agreement substantially in the form of Exhibit 4.2(A) hereto and managed by Manager (or an affiliate of Manager) pursuant to a Management Agreement substantially in the form of Exhibit 4.2(B) hereto, in each case with such amendments as Manager shall reasonably request without changing the substance of the economic relationships or (in any material respects) the rights or obligations of the Contractor contained in such Exhibits 4.2(A) and 4.2(B).  The Contractor and the Manager shall initially have equal levels of ownership (prior to the offering of any ownership interests therein to qualified and suitable third party purchasers thereof) in any Development Project; provided, however, to acquire such ownership, Contractor shall (i) contribute cash for equity in the same proportion as the Manager (or its affiliate) and on the same basis as physicians investing in such Development Project and (ii) provide or guaranty its proportion (based on its ownership interest) of such Development Project’s indebtedness provided by or guaranteed by the Manager (or its affiliate), in all cases such amounts to be reasonably determined by the Manager in good faith.  The Manager shall not be required to permit ownership by the Contractor as to a particular Development Project, if neither the closing of an initial investment in or commencement of material construction on such Development Project shall have commenced within 18 months after the giving of the Development Notice.  If (i) Manager fails to indicate its interest in pursuing in good faith and with reasonable diligence any opportunity for developing a Surgical Business by written notice to Contractor within 45 days after receipt of the Development Notice, (ii) Manager subsequently decides that it does not intend to pursue such opportunity in good faith and with reasonable diligence (in which case Manager will promptly send a written notice to Contractor) or (iii) at any time Contractor sends Manager a written notice stating that Contractor believes that Manager has not been pursuing such opportunity in good faith and with reasonable diligence and describing the action(s) that, if taken by Manager, would cause Contractor to believe that Manager is pursuing such opportunity in good faith and with reasonable diligence, and Manager fails to give reasonable assurances to Contractor of Manager’s good faith and reasonable diligence in pursuing such opportunity within 20 days of receipt of such notice, then such opportunity shall be deemed to be a “Rejected Development”;  provided, however, no Development Project shall be deemed to be a Rejected Development any time prior to the second anniversary of the Effective Date.  As used herein, “Suitable Opportunity” means an opportunity that is reasonably consistent (as determined in

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good faith by Owners) with parameters established from time to time by Manager such that a reasonable person might conclude that Symbion would be interested in pursuing such opportunity.  Consultant and Owners will not have any obligation to provide services with respect to any Development Project after its opening unless they reach agreement with Manager on a sharing of the management fees for that Development Project.

4.3.         Acquisition Opportunities.  If Contractor or either Owner, anytime prior to the fifth anniversary of the Effective Date, identifies or learns of a Suitable Opportunity for Manager or any affiliate of Manager to acquire (by any form of transaction, including the purchase of securities from any Person, including existing owners thereof) an interest in the equity or the assets of an existing Surgical Business within the Restricted Area, the Contractor shall give written notice to the Manager of each such Suitable Opportunity (the “Acquisition Notice”).  The Manager shall consult with the Contractor regarding each such Suitable Opportunity, and Contractor shall reasonably cooperate with the Manager in ascertaining all information about each such Suitable Opportunity as Manager shall reasonably request.  The Manager and/or its affiliates and the Contractor will work in good faith with regard to such Suitable Opportunity that Manager elects to pursue (an “Acquisition Project”). Upon the closing of the acquisition of an interest in or the assets of a Qualified Acquisition Project, the Contractor shall receive from the Manager a fee, payable in cash, equal to * percent (*%) of the gross purchase price paid by Manager for its interest in the Qualified Acquisition Project (inclusive of a proportionate amount of assumed indebtedness but exclusive of a proportionate amount of any working capital acquired in excess of a normalized working capital amount, such proportionate amount being equal to the percentage interest acquired by Manager in the Qualified Acquisition Project).  Additionally, Contractor shall be entitled to receive from Manager a share of all Management Fees actually collected by Manager, as and when collected, from an Acquired Facility during the two years after the later of (x) the closing of the acquisition or (y) with respect to any center at which procedures are not being regularly performed as of the closing of the acquisition, the date on which the first procedure is performed at such center, which share shall equal * percent of the net revenues of such Acquired Facility (or a comparable share relative to the Manager’s management fees if based on some other amount).  As used herein, “Qualified Acquisition Project” shall mean an Acquisition Project identified in an Acquisition Notice with respect to which the Manager or its affiliate acquires an interest in the equity or the assets of within 18 months after the giving of the Acquisition Notice.  If (i) Manager fails to indicate its interest in pursuing in good faith and with reasonable diligence any opportunity for acquiring such Surgical Business by written notice to Contractor within 45 days after receipt of the Acquisition Notice, (ii) Manager subsequently decides that it does not intend to pursue such opportunity in good faith and with reasonable diligence (in which case Manager will promptly send a written notice to Contractor) or (iii) at any time Contractor sends Manager a written notice stating that Contractor believes that Manager has not been pursuing such opportunity in good faith and with reasonable diligence and describing the action(s) that, if taken by Manager, would cause Contractor to believe that Manager is pursuing such opportunity in good faith and with reasonable diligence, and Manager fails to give reasonable assurances to Contractor of Manager’s good faith and with reasonable diligence in pursuing such opportunity within 20 days of receipt of such notice, then such opportunity shall be deemed to be a “Rejected Acquisition”;  provided, however, no Acquisition Project shall be deemed to be a Acquisition Development any time prior to the second anniversary of the Effective Date. Consultant and Owners will not have any obligation to provide services with respect to any Acquisition Project after its acquisition unless they reach agreement with Manager on a sharing of the management fees for that Project.

4.4.         Exclusivity; Restrictions on Ownership; Nonsolicitation.

(a)           Restriction on Activities in Connection with Surgical Businesses.  Prior to the fifth anniversary of the Effective Date, Contractor and Owners hereby covenant and agree with Manager that Contractor and Owners will not, and will cause all Covered Parties to not, directly or indirectly, except in

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connection with (I) Acquisition Projects and Development Projects being pursued with Manager and/or its affiliates, (II) (after the second anniversary of the Effective Date) Rejected Developments or Rejected Acquisitions that are not in any Symbion Facility Zone (as defined below) or (III) the “Center for Orthopedic Surgery” located at 6815 Noble Avenue, Van Nuys, CA 91405: (i) develop, acquire or own an interest in, lease, manage, joint venture with or be employed by a Surgical Business in the Restricted Area, or commence or agree to do any of the foregoing or enter into discussions with any other person with respect to the foregoing; or (ii) render any service to (as an employee, independent contractor or otherwise) intended to assist any person, partnership, corporation or other entity (other than Manager and/or its affiliates) in any of the activities in the foregoing clause (i); provided, however, that the purchase of a publicly traded security of a corporation engaged in such business or service shall not in itself be deemed violative of this Agreement so long as Covered Parties do not own, directly or indirectly, more than five percent (5%) of such corporation.  As used herein, a “Symbion Facility Zone” means the geographic radius or other defined area that surrounds any healthcare facility in which Manager or any of its affiliates owns an interest on the date of the delivery of a Development Notice or an Acquisition Notice (as the case may be) in which physician members or partners who own interests in such facility are prohibited, by the terms of an operating agreement or partnership agreement, from owning interests in and conducting certain other activities with respect to businesses in competition with such facility, but in any case not more than a 25 mile radius.

(b)                 Nonsolicitation and Interference.  Prior to the fifth anniversary of the Effective Date, Contractor and Owners hereby covenant and agree with Manager that Contractor and Owners will not, and will cause all Covered Parties to not, directly or indirectly, except in connection with Acquisition Projects and Development Projects being pursued with Manager and/or its affiliates, (i) interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, related to or arising from any agreement, relationship or contractual arrangement between the Manager or any of its affiliates and any customer, client, supplier, owner or prospective owner of any Surgical Business of which Manager or its affiliates is also an owner or employee of the Surgical Business or any of its subsidiaries or affiliates or (ii) solicit, entice or induce any employee (including all corporate officers and managers) of the Manager or any of its affiliates to leave their employment with the Manager or its affiliates, or hire any such employee to work in any capacity.  For so long as Manager or its affiliates continues to manage an Existing Center, a Developing Center, or a center resulting from a Acquisition Project or Development Project, Contractor and Owners hereby covenant and agree with Manager that Contractor and Owners will not, and will cause all Covered Parties to not, directly or indirectly, except in connection with Acquisition Projects and Development Projects being pursued in conjunction with Manager and/or its affiliates, solicit, entice or induce any physician who owns an interest in that center to cease or reduce his or her business relationships with such center.

(c)           Other Provisions.  The Owners and the Contractor agree that the covenants and agreements contained herein are, taken as a whole, reasonable and necessary with respect to the activities covered and will not challenge the geographic scope and duration of any such covenants in any proceeding to enforce such covenants.  If a judicial determination is made that any of the provisions of this Section 4.4 constitutes an unreasonable or otherwise unenforceable restriction against the Owners and the Contractor, the provisions of this Section 4.4 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable.  In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to reduce any portion of the territory or prohibited business activity from the coverage of this Section 4.4 and to apply the provisions of this Section 4.4 to the remaining portion of the territory or the remaining business activities not so reduced by such judicial authority.

(d)           Acknowledgement of Reliance and Inducement.  The Contractor and the Owners acknowledge and agree that their execution, delivery and performance of this Agreement, and specifically

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the covenants and obligations set forth in this Article IV, were a material inducement for the affiliates of Manager to enter into and to consummation the transactions contemplated by the MIPA and the MRPA, and that the affiliates of Manager who were “Purchasers” thereunder would not have entered into or consummated the transaction contemplated by the MIPA and the MRPA unless the Contractor and the Owners had agreed to the provisions of this Article IV.  This acknowledgement is not intended to imply or support any increased damages for any breach of this Agreement, nor shall it be used for such purpose.

ARTICLE V
INDEMNIFICATION

5.1.         Indemnification by the Manager.  The Manager agrees to indemnify and hold harmless the Contractor and the Owners, their affiliates and their respective shareholders, members, directors, officers, employees and agents (each, a “Contractor Indemnified Party”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses related to the defense of any claims) (a “Loss”), which may be asserted against any of the Contractor Indemnified Parties, in connection with the Contractor’s provisions of services, including the Contractor’s performance of its duties hereunder, if such Loss has not been caused by the gross negligence or willful misconduct of a Contractor Indemnified Party.  In no event shall the Manager have any liability for any special, exemplary, punitive or consequential damages (including loss of profit or revenue) suffered or incurred by any Contractor Indemnified Party.

5.2.         Indemnification by the Contractor and Owners.  The Contractor and each Owner agrees to indemnify and hold harmless the Manager and its members, shareholders, partners, directors, and officers, employees and agents (each, a “Manager Indemnified Party”) from and against all Loss which may be asserted against an Manager Indemnified Party as a result of the gross negligence or willful misconduct of the Contractor in connection with the performance by the Contractor of its duties under Article I hereof if such Loss has not been caused by the gross negligence or willful misconduct of an Manager Indemnified Party.  *.  In no event shall the Contractor or Owners have any liability for any special, exemplary, punitive or consequential damages (including loss of profit or revenue) suffered or incurred by any Manager Indemnified Party.

5.3.         Exclusivity of Remedy.  Other than claims arising under Article IV hereof and claims for the non-payment of fees and expenses under Article II hereof, and except as provided in Section 3.2 hereof, this Article V shall constitute the sole remedy of the parties hereto with respect to any Loss and/or any claim (including any Loss resulting from a third party claim) if such Loss and/or claim arises out of this Agreement, whether such claim is based in contract, tort, or otherwise, but excluding claims arising out of willful misconduct or fraud.

ARTICLE VI
MISCELLANEOUS

6.1.         This Agreement shall be construed to be in accordance with any and all federal and state laws, including laws relating to Medicare, Medicaid, and other third party payers.  In the event there is a change in such laws, whether by statute, regulation, agency or judicial decision, that has any material effect on any term of this Agreement, or in the event that counsel to one party determines that any term of this Agreement poses a risk of violating such laws, then the applicable term(s) of this Agreement shall be subject to renegotiation and either party may request renegotiation of the affected term or terms of this Agreement, upon written notice to the other party, to remedy such condition. In the interim, the parties

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shall perform their obligations hereunder in full compliance with applicable law.  The parties expressly recognize that upon request for renegotiation, each party has a duty and obligation to the other only to renegotiate the affected term(s) in good faith and, further, the parties expressly agree that their consent to proposals submitted by the other party during renegotiation efforts shall not be unreasonably withheld.

6.2.         Should the parties be unable to renegotiate the term or terms so affected so as to bring it/them into compliance with the statute, regulation or judicial opinion that rendered it/them unlawful or unenforceable within thirty (30) days of the date on which notice of a desired renegotiation is given, then either party shall be entitled, after the expiration of said thirty (30) day period, to terminate this Agreement upon sixty (60) additional days written notice to the other party.

6.3.         Upon the written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, the Contractor and any of its affiliates providing services with a value or cost of $10,000 or more over a twelve (12) month period shall make available to the Secretary the contracts, books, documents and records that are necessary to verify the nature and extent of the cost of providing such services.  Such inspection shall be available up to four years after the rendering of such services.  The parties agree that any applicable attorney-client, accountant-client or other legal privilege shall not be deemed waived by virtue of this Agreement.

6.4.         Section and Article headings are for convenience of reference only and shall not be used to construe the meaning of any provision of this Agreement.

6.5.         This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one Agreement.

6.6.         Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portions.

6.7.         The execution and performance of this Agreement by each party has been duly authorized by all applicable laws and regulations and all necessary corporate action, and this Agreement constitutes the valid and enforceable obligation of each party in accordance with its terms.

6.8.         This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of California without regard to its principles of conflicts of laws.  Each party hereby irrevocably and unconditionally consents to venue in any state or federal court located in (or the district of which includes) Los Angeles, California (the “Los Angeles Courts”) for any litigation arising out of or relating to this Agreement, and each party hereby waives any objection to the laying of venue of any such litigation in the Los Angeles Courts and agrees not to plead or claim in any Los Angeles Court that such litigation brought therein has been brought in an inconvenient forum.  Each party hereby irrevocably and unconditionally consents to a Los Angeles Court applying California law to any litigation arising out of or relating to this Agreement.

6.9.         This Agreement may not be modified except in writing executed by the party to be charged.

6.10.       This Agreement constitutes the entire Agreement of the parties hereto and supersedes all prior Agreements and representations with respect to the subject matter hereof.

6.11.       The parties hereto have each negotiated the terms hereof and reviewed this Agreement carefully.  It is the intent of the parties that each word, phrase, and sentence and other part hereof shall be

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given its plain meaning, and that rules of interpretation or construction of contracts that would construe any ambiguity of any part hereof against the draftsman, by virtue of being the draftsman, shall not apply.

6.12.       This Section 6.13 shall become effective upon such date as the Manager is required to be in full compliance with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the applicable privacy regulations at 45 C.F.R. Parts 160 and 164, as amended (“Federal Privacy Regulations”), or at any earlier date mutually agreed upon in writing by the parties, and shall remain in effect for so long as required by law.  The Contractor agrees to comply with the following:

a.       The Contractor shall not use any of the Centers’ “protected health information” as defined in 45 C.F.R. Section 164.501 (“Protected Health Information”) other than: (a) as required to perform the Contractor’s obligations under this Agreement; (b) as is necessary for the Contractor’s proper management and administration; and (c) as permitted by law.

b.       The Contractor may only disclose the Centers’ Protected Health Information: (a) to its “workforce” as defined in 45 C.F.R. Section 160.103 (the “Workforce”) for the purposes of performing its obligations under this Agreement; (b) as is necessary for the Contractor’s proper management and administration; and (c) to perform its legal responsibilities.

c.       If the Contractor carries out any of its duties under this Agreement through a subcontractor, which duties, by their nature, involve the use, custody, disclosure, creation of or access to the Centers’ Protected Health Information, the Contractor shall enter into a written contract for such work and the contract shall contain provisions substantially identical to the restrictions and conditions set forth in this Section 13.

d.       The Contractor may use or disclose the Centers’ Protected Health Information as is necessary for the Contractor’s proper management and administration only if: (a) the Contractor obtains reasonable written assurances from the person or entity to whom the Centers’ Protected Health Information is disclosed that such person or entity shall hold the Centers’ Protected Health Information confidentially and only use or further disclose the Centers’ Protected Health Information as required by law or for the purpose for which it was disclosed to the person or entity; and (b) the person or entity agrees to notify the Contractor of any unauthorized use or disclosure of the Centers’ Protected Health Information of which the person or entity becomes aware.

e.       The Contractor will implement appropriate safeguards to prevent the use or disclosure of the Centers’ Protected Health Information by the Contractor or its subcontractors other than as provided for in this Agreement.  If the Contractor becomes aware of any use or disclosure of the Centers’ Protected Health Information by the Contractor or its subcontractors not provided for in this Agreement, the Contractor shall report such information to the Center.

f.        Upon a patient’s request, the Contractor shall make available all or a portion of the designated record sets as defined in 45 C.F.R. Section 164.501, containing the Centers’ Protected Health Information  which is stored or maintained by the Contractor or otherwise in the possession of the Contractor or its subcontractors (“Designated Record Sets”) in accordance with 45 C.F.R. Section 164.524 and 45 C.F.R. Section 164.526.  Upon a patient’s request, the Contractor shall make available such information in the Contractor’s possession, custody or control that is required to make the accounting required by 45 C.F.R. Section 164.528.

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g.       To the extent required by the Federal Privacy Regulations, the Contractor shall make its internal practices, books, and records relating to the use and disclosure of the Centers’ Protected Health Information received from, or created or received by the Contractor on behalf of the Centers available to the Secretary of the Department of Health and Human Services to the extent required for determining compliance with 45 C.F.R. 164.504(e). Notwithstanding the foregoing, no attorney-client, accountant-client, or other legal privilege shall be deemed waived by virtue of this Section 13.

h.       Upon expiration or termination of this Agreement, the Contractor shall return all of the Centers’ Protected Health Information.  In the event that the Contractor determines that returning or destroying all copies of the Protected Health Information is not feasible, the Contractor shall extend the protections contained in this Section 13 to that portion of the Centers’ Protected Health Information which is not returned or destroyed and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction of such Protected Health Information not feasible.

6.13.       All notices permitted or required by this Agreement shall be deemed given when in writing and delivered personally via overnight courier or deposited in the United States mail, postage prepaid, return receipt requested, addressed to the other party at the address set forth below or such other address as the party may designate in writing:

To the Manager:	SymbionARC Management Services, Inc.
40 Burton Hills Blvd., Suite 500
Nashville, Tennessee 37215
Attn: President

With a copy to:	Joseph A. Sowell, III, Esq.
Waller Lansden Dortch & Davis, PLLC
511 Union Street, Suite 2700
Nashville, Tennessee 37219

To the Contractor:	To the addresses set forth on the signature page

With a copy to:	Guth | Christopher LLP
10866 Wilshire Blvd, Suite 1250
Los Angeles, California 90024
Attention: Theodore E. Guth

6.14.       EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS.  EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

6.15.       The Contractor shall not assign this Agreement without the written consent of the Manager, which consent shall not be unreasonably withheld.  Except in the event of the merger or consolidation of the Manager, or the sale by the Manager of substantially all of its assets in which all of

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the Management Agreements are also being assigned, the Manager shall not assign this Agreement, other than to a subsidiary corporation or other entity controlled by or under common control with the Manager and to which all of the Management Agreements are being assigned, without the written consent of the Contractor, which consent shall not be unreasonably withheld.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first hereinabove written.

“MANAGER”

SYMBIONARC MANAGEMENT SERVICES, INC.

By:

Title:

“CONTRACTOR”

PARTHENON MANAGEMENT PARTNERS, LLC

By:

Title:

“OWNERS”

Andrew A. Brooks, M.D.

Address for Notices

Randhir S. Tuli

Address for Notices

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SCHEDULE 1

List of Centers

(as of the Effective Date)

Existing Centers

1.                                       an outpatient surgery center located at 9575 Brighton Way, Suite 100, Beverly Hills, CA 90210 (the “Brighton Center”).

2.                                       an outpatient surgery center located at 16501 Ventura Boulevard, Suite 103, Encino, CA  91436 (the “Encino Center”).

3.                                       an outpatient surgery center located at 8670 Wilshire Boulevard, Suite 300, Beverly Hills, CA 90211 (the “Wilshire Center”).

Developing Centers

1.                                       an outpatient surgery center located at 15825 Laguna Canyon Road, Suite 200, Irvine, CA 92618 (the “Irvine Center”).

2.                                       an outpatient surgery center located at 51 North Fifth Avenue, Suite 101, Arcadia, CA 91006 (the “Arcadia Center”).

3.                                       an outpatient surgery center located at 696 Hampshire Road, Thousand Oaks, CA 91361 (the “Agoura Hills Center”).

EXHIBIT 1.2

Services of Andrew A. Brooks, M.D.

Owner shall use good faith and reasonable diligence in providing consulting and management advisory services to assist Manager in its oversight of the efficient operation of the Existing Centers, and Developing Centers.

Services of Randhir S. Tuli

Owner shall use good faith and reasonable diligence in providing consulting and management advisory services to assist Manager in the day to day operation of  the Existing Centers and Developing Centers, including, without limitation, monitoring and/or assisting Manager, as Manager may reasonably request, with the following:

A.                                   obtaining or maintaining the accreditation of a Center (if the Center is accredited) with the proper agencies and insurance companies, including JCAHO or AAAHC;

B.                                     the hiring, employing, supervising, directing, leasing and discharging all non-physician personnel performing services at a Center;

C.                                     the negotiation by Centers of reimbursement and fee payment methods, in coordination with Manager with the appropriate third party payers and state and federal agencies;

D.                                    the establishment of staffing schedules, wage structures and personnel policies for all personnel at a Center;

E.                                      the determination and setting of patient charges for services provided by a Center;

F.                                      the development and provision by Manager of policies and operating procedures to all departments of a Center;

G.                                     the development of standard formats for all charts, invoices, and other forms used in the operation of a Center;

H.                                    the purchase, lease or disposition by a Center of all supplies and equipment used in the operation of the Center;

I.                                         the day-to-day operations of a Center;

J.                                        the negotiating or retention of contractual relationships for anesthesia services, radiology services, and pathology services, at a Center.

K.                                    the establishment and functioning of accounting, billing, receivables, credit and collection policies and procedures for the Centers.

L.                                    the development of systems for handling patient complaints.

2

EXHIBIT 3.2

Agreements

1.                                     Amended and Restated Operating Agreement of Specialty Surgical Center, LLC, a California limited liability company

2.                                     Amended and Restated Operating Agreement of Specialty Surgical Center of Encino, LLC, a California limited liability company

3.                                     Amended and Restated Operating Agreement of Specialty Surgical Center of Irvine, LLC, a California limited liability company

4.                                     Amended and Restated Operating Agreement of Specialty Surgical Center of Arcadia, LLC, a California limited liability company

5.                                     Amended and Restated Operating Agreement of Specialty Surgical Center of Thousand Oaks, LLC, a California limited liability company

3

EXHIBIT 4.1

Restricted Area

The Restricted Area shall consist of the following counties in California:

Fresno
Imperial
Inyo
Kern
Kings
Los Angeles
Madera
Mariposa
Merced
Mono
Monterrey
Orange
Riverside
San Benito
San Bernardino
San Diego
San Jose
San Luis Obispo
San Mateo
Santa Barbara
Santa Cruz
Stanislaus
Tulare
Ventura

4

EXHIBIT 4.2(A)

Form of Operating Agreement

The Form of Operating Agreement shall be substantially the same as the Operating Agreement of Specialty Surgical Center of Arcadia, LLC executed and delivered at the closing of the transactions contemplated by the MIPA, except that the provisions in respect of the “Second Option” contained in the Operating Agreement of Specialty Surgical Center of Thousand Oaks, LLC executed and delivered at the closing of the transactions contemplated by the MIPA shall be incorporated therein.  Alternatively, it is agreed that a limited partnership agreement containing substantially the same provisions shall qualify as such an Operating Agreement if the entity through which such opportunity is pursued is determined to be a limited partnership rather than a limited liability company.

5

EXHIBIT 4.2(B)

Form of Management Agreement

The Form of Management Agreement shall be substantially the same as the Management Agreement attached as Exhibit 6.9A to the MIPA providing for a * percent (*%) management fee.

6

EXHIBIT 6.10

Form of Sellers’ Opinion

(To be attached at Closing)

FORM OF LEGAL OPINION

SymbionARC Management Services, Inc.

Symbion Ambulatory Resource Centres, Inc.

c/o Symbion, Inc.

40 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as counsel to Parthenon Management Partners, LLC (the “Company”) and Andrew A. Brooks, M.D. and Randhir S. Tuli (each an “Owner” and, collectively the “Owners” in connection with the Management Rights Purchase Agreement (the “Purchase Agreement”) between those parties and SymbionARC Management Services, Inc.. This opinion is given to you pursuant to section 6.10 of the Purchase Agreement. Unless defined herein, terms that are defined in the Purchase Agreement have the meanings herein given them in the Purchase Agreement. The term “Management Documents” means the Purchase Agreement, the Consulting Agreement between the Owners and SymbionARC Management Services, Inc. and Symbion Ambulatory Resource Centres, Inc. and the Escrow Agreement as defined in Section 1.2 (b) of the Purchase Agreement.

In connection with this opinion letter we have examined certain corporate records, certificates and documents in rendering this opinion. In making such examinations, we have made certain customary assumptions, such as the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and the truth and accuracy of factual statements contained in such documents and certificates. Except as expressly set forth herein, we have also assumed that the execution, delivery and performance of any agreements or consents are within the powers of each signatory and have been duly authorized and validly carried out. We have further assumed without investigation the legal capacity of each Owner signing documents in his individual capacity.

Based upon and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that:

1.                                     The Company is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of California and has all requisite company power and authority to execute, deliver and perform all of its obligations under the Management Documents to which it is party:

2.                                     The execution, delivery and performance by the Company of the Management Documents to which it is party have been duly authorized by all necessary company action.

3.                                     Each Management Document constitutes a valid and binding agreement in accordance with its terms of each Owner and the Company to which it is party.

4.                                     The execution and delivery by the Company and each Owner of the Management Documents to which each is a party do not to our knowledge violate or conflict with any law or governmental regulation.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

We express no opinion with respect to:

(a)           the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors’ rights generally including, without limitation, preferences and fraudulent conveyances and concepts of materiality, reasonableness, good faith, fair dealing and unconscionability;

(b)           the discretion of courts in awarding equitable remedies (regardless of whether considered in a proceeding in equity or at law), including, but not limited to, specific performance or injunctive relief;

(c)           the unenforceability under certain circumstances of provisions stipulating a liquidated damages or imposing penalties or forfeitures upon delinquency in payment or the occurrence of a default or failure to perform certain acts, including, but not limited to, provisions imposing penalties, forfeitures, reinstatement of rights or an increase in interest or dividend rate upon the occurrence of a default or failure to perform certain acts;

(d)           the enforceability of the indemnification provisions of the Management Documents;

(e)           the enforceability of the restrictions on competition of the Management Documents;

(e)           the application or contravention of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws;

(f)            the enforceability of the choice of law or choice of forum clauses, or any waiver of any right to trial by jury; and

(g)           the effect of judicial decisions or applicable law which permit the introduction of extrinsic evidence to modify the terms or the interpretation of any agreement.

For purposes of the opinions set forth in paragraph 1 with respect to good standing of the Company, we are relying solely upon a certificate of good standing from the State of California (a copy of which is attached hereto as Exhibit A). We express no opinion with respect to such matters beyond the date of that certificate.

The opinions set forth above in paragraph 4 are based upon our consideration of only those statutes, rules and regulations which in our experience are normally applicable to transactions such as those contemplated by the Management Documents. We have not undertaken any research for purposes of determining whether the Company or any Owner is

2

subject to any law or other governmental requirement other than to those laws and other requirements which in our experience a lawyer in the State of California exercising customary professional diligence would reasonably recognize to be directly applicable to persons in their circumstances as we understand them.

We are relying in part as to certain factual matters on a Certificate of the Company and of each Owner, a copy of which is attached hereto as Exhibit B. We have not undertaken any independent investigation to determine the existence or nonexistence of such facts. Similarly, whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase “to our knowledge”, or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the matters involving the Management Documents do not have actual knowledge that the facts as stated herein are untrue. Such persons have not undertaken any investigation to determine the existence or nonexistence of such facts in connection with the preparation of this opinion, and no inference as to the extent of their investigation should be drawn from the fact of our representation of the Company and the Owners. We have not represented those entities in other matters.

We are admitted to the bar in the State of California. Our opinions are limited to the laws of the State of California and the United States of America, and we express no opinion as to the laws of any other jurisdiction.

Our opinion is rendered as of the date hereof and is based solely on existing laws, present judicial interpretations and the facts as we understand them. We assume no obligation to revise or supplement this opinion should those change, whether by legislative action, judicial decision or otherwise.

This opinion letter is rendered solely for your benefit in connection with the Management Documents, and may not be relied upon by you for any other purpose or furnished to, used, circulated, quoted or referred to, or relied upon by, any other person without our prior written consent. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

Guth I Christopher LLP

3

Exhibit A

Certificate of Good Standing of Parthenon Management Partners, LLC

4

Exhibit B

CERTIFICATE OF
PARTHENON MANAGEMENT PARTNERS, LLC,
ANDREW BROOKS AND RANDHIR TULI
IN SUPPORT OF OPINION OF
GUTH | CHRISTOPHER LLP

August 1, 2005

The undersigned, Andrew Brooks and Randhir Tuli hereby certify that they are, respectively, the duly elected, qualified and acting Manager(s) of Parthenon Management Partners, LLC, a California limited liability company (the “Company”), and further certify in support of the Opinion of Guth I Christopher LLP being rendered pursuant to that certain Management Rights Purchase Agreement (the “Purchase Agreement”), dated as of July 27, 2005. Capitalized terms used but not defined herein or in the Opinion shall have the meanings given them in the Purchase Agreement.

1.             Attached hereto as Exhibit 1 are true, complete and correct copies of resolutions duly adopted at meetings or by written consents of the managers and members of the Company approving the terms, conditions and provisions of the Management Documents. Said resolutions have not been modified, amended or rescinded and remain in full force and effect as of the date hereof. No other resolutions have been adopted by the managers or members of the Company with respect to the Management Documents and the transactions contemplated thereby and referred to therein.

2.             Andrew Brooks and Randhir Tuli are the sole owners and managers of the Company. No other person has any right to vote or consent with respect to any decision by the members or managers of the Company.

3.             Attached hereto as Exhibit 2 is a true, complete and correct copy of the currently effective Operating Agreement of the Company dated     . There has been no further amendment to the Operating Agreement since such date, and no further amendment has been authorized or approved by the managers or the members of the Company as of the date hereof.

4.             Attached hereto as Exhibit 3 is a true, complete and correct copy of a certificate of good standing of the Company from the state of California

5.             The Company’s representations in the Purchase Agreement and each of the Management Documents are true and correct in all respects as of the date hereof and may be relied upon by Guth l Christopher LLP in rendering its Opinion.

5

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the date first  above written.

PARTHENON MANAGEMENT PARTNERS, LLC

Andrew Brooks, individually and as managing member of Parthenon	Randhir Tuli, individually and as managing member of Parthenon

6

EXHIBIT 1

Resolutions

(see attached document)

7

EXHIBIT 2

Operating Agreement

(see attached document)

8

EXHIBIT 3

Certificate of Good Standing

(see attached document)

9

EXHIBIT 7.9

Form of Purchasers’ Opinion

(To be attached at Closing)

August 1, 2005

To the Persons Set Forth on Exhibit A Hereto

Ladies and Gentlemen:

We have acted as counsel to Symbion Ambulatory Resource Centers, Inc., a Tennessee corporation (“SARC”), SymbionARC Management Services, Inc., a Tennessee corporation (the “Manager”), SymbionARC Support Services, LLC, a Tennessee limited liability company (“Symbion Support”), and SMBISS Beverly Hills, LLC, a Tennessee limited liability company, SMBISS Encino, LLC, a Tennessee limited liability company, SMBISS Irvine, LLC, a Tennessee limited liability company, and SMBISS Arcadia, LLC, a Tennessee limited liability company (each a Purchaser and collectively, the “Purchasers”), in connection with the preparation, execution and delivery of the Purchase Agreement, dated July 27, 2005 (the “Purchase Agreement”) among SARC, the Purchasers and the members of Specialty Surgical Center, LLC, a California limited liability company, Specialty Surgical Center of Encino, LLC, a California limited liability company, Specialty Surgical Center of Irvine, LLC, a California limited liability company, and Specialty Surgical Center of Arcadia, LLC, a California limited liability company (each an “LLC” and collectively, the “LLCs”) identified on Exhibit A to the Purchase Agreement (each a “Seller” and, collectively, the “Sellers”), and the Management Rights Purchase Agreement, dated July 27, 2005 (the “Management Rights Purchase Agreement”) among SARC, the Manager and Parthenon Management Partners, LLC, a California limited liability company (the “Company”), Andrew A. Brooks, M.D. and Randhir S. Tuli (each an “Owner” and, collectively, the “Owners”) and certain other agreements, instruments and documents related to the Purchase Agreement and the Management Rights Purchase Agreement. This opinion is being delivered to you at the request of the SARC pursuant to Section 7.9 of the Management Rights Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as defined in the Purchase Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)                                  the Purchase Agreement;

(b)                                 the Management Rights Purchase Agreement;

(c)                                  the Consulting Agreement by and among the Manager, the Company and the Owners;

(d)                                 Escrow Agreement by and among Bank of America, N.A. (the “Escrow Agent”), the Manager, the Company and the Owners;

(e)                                  a certified copy of the Charter of SARC, as filed with the Tennessee Secretary of State on August 9, 1995, as amended, and a certified copy of the current Bylaws of SARC (collectively, the “SARC Governing Documents”);

(f)                                    a certified copy of the Charter of the Manager, as filed with the Tennessee Secretary of State on April 15, 1998, as amended, and a certified copy of the current Bylaws of the Manager (collectively, the “Manager Governing Documents”);

(g)                                 a certified copy of the Articles of Organization of Symbion Support, as filed with the Tennessee Secretary of State on July 20, 2005 and a certified copy of the current Operating Agreement of Symbion Support (collectively, the “Symbion Support Governing Documents”);

(h)                                 a certified copy of the Articles of Organization of each of the Purchasers, as filed with the Tennessee Secretary of State on July 20, 2005, as amended, and a certified copy of the current Operating Agreement of each of the Purchasers (collectively, the “Purchasers Governing Documents”, together with the SARC Governing Documents, the Symbion Support Governing Documents and the Manager Governing Documents the “Governing Documents”);

(i)                                     a certified copy of certain resolutions of the Board of Directors of each of SARC and the Manager adopted on July 27, 2005;

(j)                                     a certified copy of certain resolutions of the respective sole member of Symbion Support and each of the Purchasers adopted on July 27, 2005;

(k)                                  a Certificate of Existence from the Tennessee Secretary of State, dated July 25, 2005 attesting to the “good standing” of the Manager and Symbion Support in such jurisdiction;

(l)                                     a Certificate of Existence from the Tennessee Secretary of State, dated July 28, 2005 attesting to the “good standing” of the SARC in such jurisdiction;

(m)                               a Certificate of Existence from the Tennessee Secretary of State, dated July 27, 2005 attesting to the “good standing” of each of the Purchasers in such jurisdiction;

2

(n)                                 a Certificate of Status from the California Secretary of State, dated July 26, 2005 attesting to the “good standing” as a foreign corporation of the Manager in such jurisdiction; and

(o)                                 a Certificate of Good Standing from the California Secretary of State, dated July 27, 2005 attesting to the “good standing” as a foreign limited liability company of each the Purchasers and Symbion Support in such jurisdiction.

In addition, we have examined such other documents, agreements, and certificates as we have deemed necessary or appropriate as a basis for the opinion set forth below.

The documents described in clauses (a) through (d) above are collectively referred to as the “Transaction Documents.”  References in opinion this to (i) “Applicable Laws” shall mean those laws, rules and regulations of the State of Tennessee and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement without considering the participation by SARC, the Manager, Symbion Support or any of the Purchasers (collectively, the “Opinion Parties”) in any regulated industry; (ii) the term “Governmental Authorities” means any Tennessee or federal executive, legislative, judicial, administrative or regulatory body having jurisdiction over the Opinion Parties without considering the participation by the Opinion Parties in any regulated industry; (iii) the term “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority without considering the participation by the Opinion Parties in any regulated industry; and (iv) the term “Applicable Orders” means those orders or decrees of Governmental Authorities which have been specifically disclosed to us in writing by the Opinion Parties in Exhibit 1 hereto.

Assumptions

In our examination we have assumed the genuineness of all signatures (other than those on behalf of the Opinion Parties), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Opinion Parties and each of their officers and other representatives and of public officials, and have assumed that such matters remain true and correct through the date hereof.

We have further assumed, that:

(i)                                     The execution, delivery and performance by each of the Opinion Parties of the Transaction Documents to which each is a party does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to

3

which each of the Opinion Parties or its property is subject, (ii) any rule, law or regulation to which each of the Opinion Parties is subject (other than Applicable Laws as to which we express our opinion in paragraph 7 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein).

(ii)                                  No authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 7 herein) is required to authorize or is required in connection with the execution, delivery or performance by each of the Opinion Parties of any Transaction Documents to which it is a party or the transactions contemplated thereby.

(iii)                               There is no action, suit or proceeding pending or threatened against or affecting the Opinion Parties before any court, governmental department, or other authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein) which purports to affect the legality, validity or enforceability of any Transaction Document or the transactions contemplated thereby.

(iv)                              Each Transaction Document is the legal, valid, and binding obligation of each party thereto other than the Opinion Parties, enforceable against such other parties in accordance with its terms.

Members of this Firm preparing this Opinion are admitted to practice in the State of Tennessee.  We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Tennessee and (ii) the federal laws of the United States of America to the extent specifically referred to herein.  We call to your attention that all of the Transaction Documents specify that they are to be governed by the laws of the State of California. In rendering the opinions set forth herein, we have assumed, with your permission, that Tennessee law governs the Transaction Documents notwithstanding contractual choice of law clauses or conflicts of law principles to the contrary.  We call to your attention that the foregoing assumption does not bind any court and is made solely to facilitate the rendering of this opinion.  We further call to your attention that we have made no investigation regarding the differences, if any, between California law and Tennessee law, and we expressly disclaim responsibility to do so.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

(1)                                  Each of SARC and the Manager is a corporation existing and in good standing under the laws of the State of Tennessee.  The Manager is qualified to do business and is in good standing as a foreign corporation under the laws of the State of California.

4

(2)                                  Each of Symbion Support and the Purchasers is a limited liability company existing in good standing under the laws of the State of Tennessee.  Each of Symbion Support and the Purchasers is qualified to do business and is in good standing as a foreign limited liability company under the laws of the State of California.

(3)                                  Each of SARC and the Manager has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party.  Each of Symbion Support and the Purchasers has the limited liability company power and authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party.

(4)                                  The execution and delivery of each of the Transaction Documents to which each of SARC and the Manager is a party, and the performance of all of its obligations under each such Transaction Document have been authorized by all requisite corporate action on the part of SARC and the Manager.

(5)                                  The execution and delivery of each of the Transaction Documents to which each of Symbion Support and the Purchasers is a party, and the performance of all of its obligations under each such Transaction Document have been authorized by all requisite limited liability company action on the party of each of Symbion Support and the Purchasers.

(6)                                  The Transaction Documents to which each of the Opinion Parties is a party have each been executed and delivered by each of the Opinion Parties.

(7)                                  The execution, delivery, and performance by each of the Opinion Parties of each of the Transaction Documents to which it is a party do not (i) conflict with each such party’s Governing Documents, (ii) contravene any provision of any Applicable Law, (iii) require any Governmental Approval, which has not been obtained or taken and is not in full force and effect, except as set forth in the Purchase Agreement, or (iv) contravene any applicable provision of any Applicable Order.

(8)                                  Each Transaction Document to which each of the Opinion Parties is a party constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

5

Qualifications

The opinions expressed above are subject to the following qualifications:

(i)                                     Enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

(ii)                                  Enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in equity or at law).

(iii)                               We express no opinion as to: (a) the enforceability of the indemnification provisions in the Transaction Documents or (b) the enforceability of any rights to liquidated damages, penalties, punitive damages, indemnification, or contribution insofar as such rights purport to limit or affect a claim based on tort or duty imposed by law.

(iv)                              We express no opinion as to provisions that specify the law of a particular jurisdiction as governing law.

(v)                                 We express no opinion with respect to the enforceability of (a) a requirement that provisions of the Transaction Documents may only be waived in writing, (b) provisions stating that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of such right or remedy, (c) rights to attorneys’ fees to the extent limited by applicable laws that provide that any recovery of attorneys’ fees is limited to reasonable attorneys’ fees, (d) provisions by which any of the Opinion Parties waives the right to become a debtor under the U.S. Bankruptcy Code or other bankruptcy law, (e) provisions stating that the provisions of the Transaction Documents are severable, and (f) provisions regarding confession of judgment which violate public policy.

(vi)                              We express no opinion as to the effect of compliance or non-compliance of any party (other than the Opinion Parties) to any of the transactions contemplated by any of the Transaction Documents with any laws or regulations applicable because of the legal or regulatory status or the nature of the business of any party (other than the Opinion Parties) to such transactions.

(vii)                           We express no opinion regarding provisions of the Transaction Documents that purport to confer jurisdiction upon any court or which lay venue in a specific court or courts.

(viii)                        We express no opinion regarding the enforceability of any covenants regarding confidentiality contained or referenced in the Transaction Documents.

6

This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter after the date hereof.  This opinion is rendered only to the addressee and is solely for its benefit in connection with the above transactions.  This opinion may not be relied upon by the addressee for any other purpose, or quoted to or relied upon by any other person, firm, corporation, or other entity for any purpose without our prior written consent.

Very truly yours,

7

Exhibit A

Parthenon Management, LLC

Andrew A. Brooks, M.D.

Randhir S. Tuli

Exhibit 1

Applicable Orders

None

SCHEDULE 1

Affiliate of Purchaser

SymbionARC Management, Inc.

SCHEDULE 2.1

Consents

None.

SCHEDULE 2.4(A)

UCC Searches

See Attached.

[CHARLES BACLET
AND
ASSOCIATES, INC.]	CBA is an affiliate of National Registered Agents, Inc.

Search Report

REPORT DATE:	June 17, 2005
JOB NUMBER:	54295
CLIENT REF. #:	BROOKS / TULI

SUBJECT NAME:	PARTHENON MANAGEMENT PARTNERS, LLC

JURISDICTION:	SECRETARY OF STATE, CALIFORNIA

SEARCH:	Through:	Findings:

U.C.C. Filings	06/13/05	NO RECORD

Federal Tax Liens	06/13/05	NO RECORD

State Tax Liens	06/13/05	NO RECORD

Abstracts of Judgment Liens	06/13/05	NO RECORD

Other:

NOTE: SIMILAR NAMES FOUND, PLEASE SEE ATTACHED LISTING FOR DETAILS.

PLEASE NOTE:  “CBA” has made every possible effort to acquire accurate information from the records searched.  We guarantee the information to be as accurate as REASONABLE CARE can make it.  Therefore, the ultimate responsibility for the accuracy of maintaining files remains with the State agency from which the information was obtained and we accept NO LIABILITY beyond the exercise of REASONABLE CARE in obtaining the above information.

2030 Main Street, Suite 1030 • Irvine, California 92614   Phone : (949) 955-9585   (800) 562-6439   Fax (800) 562-650

Internet Address:  cba@cbaclet.com

Search Date:        Jun. 17, 2005

CHARLES BACLET AND ASSOCIATES, INC.

California Similar Name Addendum Report

Truncated search name:  PARTHENON        Effective Index Date:  Jun 13, 2005

Contains all debtor names not included on the final results report.

Filing #	Debtor Name	Debtor Address

199719560617	THE PARTHENON	7357 E ALONDRA BLVD; PARAMOUNT

200030962638	PARTHENON ENTERPRISES INC. DBA BEAUTY FIRST	10990 FOOTHILL BLVD STE 120; RANCHO CUCAMONGA

199913160386	PARTHENON ENTERTAINMENT	2201 N. HOLLYWOOD WY; BURBANK

200032760519	THE PARTHENON GROUP LLC	200 STTE ST; BOSTON

200032760523	THE PARTHENON GROUP LLC	200 STATE ST; BOSTON

199428660193	PARTHENON RESTAURANT	7357 ALONDRA BLVD; PARAMOUNT

199605860308	PARTHENON RESTAURANT	7357 ALONDRA BLVD; PARAMOUNT

1992197633	PARTHENON RESTAURANT	7357 E ALONDRA BLVD; PARAMOUNT

1993138590	PARTHENON RESTAURANT	7357 ALONDRA BLVD; PARAMOUNT

1994157769	PARTHENON RESTAURANT	7357 ALONDRA BLVD; PARAMOUNT

200319660058	PARTHENON SOFTWARE, INC.	13259 KIBBINGS RD; SAN DIEGO

[CHARLES BACLET
AND
ASSOCIATES, INC.]	CBA is an affiliate of National Registered Agents, Inc.

Search Report

REPORT DATE:	June 17, 2005
JOB NUMBER:	54295
CLIENT REF. #:	BROOKS / TULI

SUBJECT NAME:	TULI, RANDHIR S.

JURISDICTION:	SECRETARY OF STATE, CALIFORNIA

SEARCH:	Through:	Findings:

U.C.C. Filings	06/13/05	NO RECORD

Federal Tax Liens	06/13/05	NO RECORD

State Tax Liens	06/13/05	NO RECORD

Abstracts of Judgment Liens	06/13/05	NO RECORD

Other:

PLEASE NOTE:  “CBA” has made every possible effort to acquire accurate information from the records searched.  We guarantee the information to be as accurate as REASONABLE CARE can make it.  Therefore, the ultimate responsibility for the accuracy of maintaining files remains with the State agency from which the information was obtained and we accept NO LIABILITY beyond the exercise of REASONABLE CARE in obtaining the above information.

2030 Main Street, Suite 1030 • Irvine, California 92614   Phone : (949) 955-9585   (800) 562-6439   Fax (800) 562-650

Internet Address:  cba@cbaclet.com

[CHARLES BACLET
AND
ASSOCIATES, INC.]	CBA is an affiliate of National Registered Agents, Inc.

Search Report

REPORT DATE:	June 17, 2005
JOB NUMBER:	54295
CLIENT REF. #:	BROOKS / TULI

SUBJECT NAME:	BROOKS, ANDREW A. M.D.

JURISDICTION:	SECRETARY OF STATE, CALIFORNIA

SEARCH:	Through:	Findings:

U.C.C. Filings	06/13/05	NO RECORD

Federal Tax Liens	06/13/05	NO RECORD

State Tax Liens	06/13/05	NO RECORD

Abstracts of Judgment Liens	06/13/05	NO RECORD

Other:

PLEASE NOTE:  “CBA” has made every possible effort to acquire accurate information from the records searched.  We guarantee the information to be as accurate as REASONABLE CARE can make it.  Therefore, the ultimate responsibility for the accuracy of maintaining files remains with the State agency from which the information was obtained and we accept NO LIABILITY beyond the exercise of REASONABLE CARE in obtaining the above information.

2030 Main Street, Suite 1030 • Irvine, California 92614   Phone : (949) 955-9585   (800) 562-6439   Fax (800) 562-650

Internet Address:  cba@cbaclet.com

[CHARLES BACLET
AND
ASSOCIATES, INC.]	CBA is an affiliate of National Registered Agents, Inc.

Search Report

REPORT DATE:	June 24, 2005
JOB NUMBER:	54295
CLIENT REF. #:	BROOKS / TULI

SUBJECT NAME:	PARTHENON MANAGEMENT PARTNERS, LLC

JURISDICTION:	LOS ANGELES COUNTY RECORDER, CALIFORNIA

SEARCH:	Through:	Findings:

U.C.C. Filings	06/17/2005	NO RECORD

Federal Tax Liens	06/17/2005	NO RECORD

State Tax Liens	06/17/2005	NO RECORD

Abstracts of Judgment Liens	06/17/2005	NO RECORD

Other:

PLEASE NOTE:  “CBA” has made every possible effort to acquire accurate information from the records searched.  We guarantee the information to be as accurate as REASONABLE CARE can make it.  Therefore, the ultimate responsibility for the accuracy of maintaining files remains with the State agency from which the information was obtained and we accept NO LIABILITY beyond the exercise of REASONABLE CARE in obtaining the above information.

2030 Main Street, Suite 1030 • Irvine, California 92614   Phone : (949) 955-9585   (800) 562-6439   Fax (800) 562-650

Internet Address:  cba@cbaclet.com

[CHARLES BACLET
AND
ASSOCIATES, INC.]	CBA is an affiliate of National Registered Agents, Inc.

Search Report

REPORT DATE:	June 24, 2005
JOB NUMBER:	54295
CLIENT REF. #:	BROOKS / TULI

SUBJECT NAME:	TULI, RANDHIR S.

JURISDICTION:	LOS ANGELES COUNTY RECORDER, CALIFORNIA

SEARCH:	Through:	Findings:

U.C.C. Filings	06/17/2005	NO RECORD

Federal Tax Liens	06/17/2005	NO RECORD

State Tax Liens	06/17/2005	NO RECORD

Abstracts of Judgment Liens	06/17/2005	NO RECORD

Other:

PLEASE NOTE:  “CBA” has made every possible effort to acquire accurate information from the records searched.  We guarantee the information to be as accurate as REASONABLE CARE can make it.  Therefore, the ultimate responsibility for the accuracy of maintaining files remains with the State agency from which the information was obtained and we accept NO LIABILITY beyond the exercise of REASONABLE CARE in obtaining the above information.

2030 Main Street, Suite 1030 • Irvine, California 92614   Phone : (949) 955-9585   (800) 562-6439   Fax (800) 562-650

Internet Address:  cba@cbaclet.com

[CHARLES BACLET
AND
ASSOCIATES, INC.]	CBA is an affiliate of National Registered Agents, Inc.

Search Report

REPORT DATE:	June 24, 2005
JOB NUMBER:	54295
CLIENT REF. #:	BROOKS / TULI

SUBJECT NAME:	BROOKS, ANDREW A. M.D.

JURISDICTION:	LOS ANGELES COUNTY RECORDER, CALIFORNIA

SEARCH:	Through:	Findings:

U.C.C. Filings	06/17/2005	NO RECORD

Federal Tax Liens	06/17/2005	NO RECORD

State Tax Liens	06/17/2005	NO RECORD

Abstracts of Judgment Liens	06/17/2005	NO RECORD

Other:

NOTE: THERE WERE NO RECORDS FOUND REFLECTING THE GIVEN NAME AND ADDRESS.***

PLEASE NOTE:  “CBA” has made every possible effort to acquire accurate information from the records searched.  We guarantee the information to be as accurate as REASONABLE CARE can make it.  Therefore, the ultimate responsibility for the accuracy of maintaining files remains with the State agency from which the information was obtained and we accept NO LIABILITY beyond the exercise of REASONABLE CARE in obtaining the above information.

2030 Main Street, Suite 1030 • Irvine, California 92614   Phone : (949) 955-9585   (800) 562-6439   Fax (800) 562-650

Internet Address:  cba@cbaclet.com

SCHEDULE 2.8

Permits

Business licenses in each local jurisdiction in which Parthenon operates.  Copies of such business licenses are attached hereto.

	CITY OF BEVERLY HILLS
455 N. Rexford Dr.	FINANCE ADMINISTRATION		C
Beverly Hills, CA 90210-4817	BUSINESS TAX REGISTRATION	Calendar Year:	2005
310.285.2427	PROFESSIONAL / SEMI-PROFESSIONAL	Tax No:	New

Business Address			Business Information

Parthenon Management Partners, LLC			Starting Date:	6/29/05
Business Name			Class:	8999
8670 Wilshire Blvd.	# 301		Type:	Medical / Consulting
Street Address	Suite		Owner / Partners:	Randhir S. Tuli
Beverly Hills	CA	90212		Andrew A. Brooks
City	State	Zip	Telephone:	310-360-3824
			Fax:	310-388-1552
Mailing Address			Proprietorship: (SS#)
Partnership: (FIN)
Parthenon Management Partners, LLC			Corporation: (FIN)
Business Name			Email Address:
8670 Wilshire Blvd.	# 301		Web Site:
Street Address
Beverly Hills	CA	90212
City	State	Zip

Please make account changes on reverse side

TAX CALCULATION

1.	This registration is for the period from: 06/29/05 to 12/31/05
2.	Tax basis: number of people employed previous year		2.	1.60
3.	Base — 1st 2080 hrs. at $1,095.41		3.	1,095.41
4.	Each additional hr. Pro / Semi at $0.52664		4.	0.00
5.	Each additional hr. Non-Prof. at $0.10580		5.	110.03
6.	Penalty Charge 0%		6.	0.00
7.	Previous Balance		7.	0.00
8.	Interest Charges (all)		8.	0.00
9.	Credit or Debit (other)		9.	0.00

		Total		1,205.44
	Payment Date / /	Payment(s)		0.00
Please make check payable to: City of Beverly Hills		Balance Due		1,205.44

MESSAGE

ACCORDING TO SECTION 3-1.201 OF THE MUNICIPAL CODE, EVERY BUSINESS MUST REGISTER WITH THE CITY AND PAY ALL BUSINESS TAXES PRIOR TO THE FIRST DAY OF OPERATION. PAYMENTS WILL BE CONSIDERED DELINQUENT AND A PENALTY WILL BE ASSESSED IF NOT RECEIVED WITHIN 30 DAYS OF THE FIRST DAY OF OPERATION. PENALTIES ACCRUE AT A RATE OF 10% PER MONTH, TO A MAXIMUM OF 50%, INTEREST AT 1.5% / MO.

I acknowledge that my receipt of a tax certificate merely confirms that I have completed and filed the required tax registration form with the Beverly Hills Department of Finance Administration and paid the required taxes and other lawful charges.  I understand and agree that any tax certificate which may be issued to me by the Beverly Hills Department of Finance Administration does not authorize me to engage in any activity or to maintain any condition in the City of Beverly Hills which violates any municipal laws, including without limitation, building and zoning codes.  I fully understand that I am subject to all enforcement remedies for a violation of any municipal code section notwithstanding the issuance of a valid tax certificate to me.

07/01/05	/s/ Gaurav Singh	Gaurav Singh	Controller
DATE	AUTHORIZED SIGNATURE	PRINT NAME	TITLE

SIGN AND RETURN THIS COPY WITH PAYMENT  REGISTRATION MUST BE FULLY COMPLETED PRIOR TO ISSUANCE OF CERTIFICATE

CITY OF BEVERLY HILLS

RECVD BY: CS	CS100423101
PAYOR: VM
TODAY’S DATE: 07/01/05
REGISTER DATE: 07/01/05	TIME: 13:37

DESCRIPTION	AMOUNT
BUSINESS TAX	$1,205.44
CUST ID: 00008317
TOTAL DUE:	$1,205.44

CHECK PAID:	$1,205.44
CHECK NO: 1105
TENDERED:	$1,205.44
CHANGE:	$.00

SCHEDULE 3.2

Consents

None.